                                                                   EXHIBIT 10.22
                          LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT ("Agreement"), dated as of the 31st day of March, 1998, is made and entered into on the terms and conditions hereinafter set forth, by and between ACT TELECONFERENCING, INC., a Colorado corporation ("ACT" or "Borrower"), SIRROM CAPITAL CORPORATION, a Tennessee corporation, and EQUITAS, L.P., a Tennessee limited partnership ("Equitas") (individually, a "Lender" and collectively, the "Lenders"), and SIRROM CAPITAL CORPORATION, a Tennessee corporation, as agent for itself and the other Lenders ("Sirrom" or "Agent").

                                   RECITALS:
                                   --------

     WHEREAS, Borrower has requested that Lenders make available to Borrower a loan in the aggregate original principal amount of up to Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the "Loan") on the terms and conditions hereinafter set forth, and for the purpose(s) hereinafter set forth; and

     WHEREAS, in order to induce Lenders to make the Loan to Borrower, Borrower has made certain representations to Lenders; and

     WHEREAS, Lenders, in reliance upon the representations and inducements of Borrower, have agreed to make the Loan upon the terms and conditions hereinafter set forth.

                                  AGREEMENT:
                                  ---------

     NOW, THEREFORE, in consideration of the agreement of Lenders to make the Loan, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Agent and Lenders hereby agree as follows:


                                   ARTICLE 1
                                   THE LOAN
                                   --------

     1.1  Evidence of Loan Indebtedness and Repayment.  Subject to the terms and
          -------------------------------------------
conditions contained herein, on the Closing Date (as hereinafter defined), Lenders agree to collectively loan to Borrower the aggregate sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00). Each Lender's portion of the Loan shall be in the amount set forth opposite each Lender's name on Exhibit A attached hereto. The Loan shall be evidenced by two secured promissory notes dated as of the date hereof and executed by Borrower in the principal amount of each Lender's portion of the Loan (individually, a "Note" and collectively, the "Notes"). The Loan shall be payable in accordance with the terms of the Notes. The Notes, this Agreement and any other instruments and documents executed by Borrower, any guarantor of Borrower, or any shareholder, subsidiary or affiliate of Borrower ("Affiliates"), now or hereafter evidencing, securing or in any way relating to the indebtednesses evidenced by the Notes are herein individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents." The term "Obligations" as used herein shall refer to (a) the Loan to be made concurrently or in connection with this Agreement, as evidenced by the Notes, and any renewals or extensions thereof, (b) the full and prompt payment and performance of any and all other indebtednesses and other obligations of Borrower to Lenders, direct or contingent (including but not limited to obligations incurred as indorser, guarantor or surety), however evidenced or denominated, and however and whenever incurred, including but not limited to indebtednesses incurred pursuant to any present or future commitment of Lenders to Borrower and (c) all future advances made by Lenders and/or Agent for taxes, levies, insurance and preservation of the Collateral and all attorneys' fees, court costs and expenses of whatever kind incident to the collection of any of said indebtedness or other obligations and the enforcement and protection of the security interest created hereby or by the other Loan Documents.

     1.2  Processing Fee.  Borrower shall pay Lenders an aggregate processing
          --------------
fee of Fifty-Six Thousand Two Hundred and Fifty Dollars ($56,250.00), Ten Thousand Dollars ($10,000.00) of which has previously been paid to Equitas. Forty-Six Thousand Two Hundred and Fifty Dollars ($46,250.00) of the balance shall be paid to Lenders at the Closing, Thirty Six Thousand Two Hundred and Twenty-Five Dollars ($36,225.00) of which shall be paid to Sirrom and Ten Thousand and Twenty-Five Dollars ($10,025.00) of which shall be paid to Equitas.

     1.3  Prepayment.  The indebtedness evidenced by the Notes may be prepaid in
          ----------
whole or in the increments set forth in each Note pursuant to the terms of the Note, at any time and from time to time, without penalty or premium; provided that any prepayment shall be made on a pro rata basis among Lenders.

     1.4  Purposes of Loan and Use of Proceeds.  The purpose of the Loan shall
          ------------------------------------
be to provide additional working capital to Borrower.

     1.5  Disbursement of Loan.  (a) Advances.  The Loan shall be made in two
          --------------------       --------
disbursements upon the request of Borrower and in accordance with the terms and conditions contained herein. The first disbursement shall be made at the Closing and be in the amount of Two Million and No/100ths Dollars ($2,000,000). Subject to the conditions set forth herein, the balance of the Loan shall be made in one disbursement within six months of the date hereof at Borrower's request.

     (b) Conditions.  The obligation of Lenders to make the first disbursement
         ----------
of the Loan shall be subject to the satisfaction of the conditions set forth in
Article 4 hereof. The obligation of Sirrom to make the second disbursement of the Loan shall be subject to the satisfaction of the following conditions:

          (i) Borrower shall give Agent three (3) business days prior written notice of its request for the second disbursement.

          (ii) The following statements shall be true, and Agent shall have received a certificate signed by a duly authorized officer of the Borrower dated the date of the second disbursement and stating that:

               (1) The representations and warranties contained in Article 3
                                                                   ---------
          hereof are correct on and as of the date of such disbursement as though made on and as of such date; and

               (2) No default or Event of Default has occurred and is continuing, or would result from such disbursement;

     (c) Additional Documentation. Agent shall have received such other
         ------------------------
approvals and documents as Agent reasonably may request.


                                   ARTICLE 2
                                   SECURITY
                                   --------

     2.1  Grant of Security Interest.  For as long as the Obligations are
          --------------------------
outstanding, Borrower hereby grants to Agent, for the benefit of itself and each Lender, a security interest in the following described property (collectively, the "Collateral"):

          (a) presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing (collectively, "Accounts");

          (b) present and future general intangibles and other personal property (including chooses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, monies due under any royalty or licensing agreements, infringement claims, computer programs, computer discs, computer tapes, literature, reports, catalogs deposit accounts, insurance premium rebates, tax refunds, and tax refund claims) other than goods and Accounts, and Borrower's Books relating to any of the foregoing (collectively, "General Intangibles");

          (c) present and future letters of credit, notes, drafts, instruments, certificated and uncertificated securities, documents, leases, and chattel paper, and Borrower's Books relating to any of the foregoing (collectively, "Negotiable Collateral"); provided, however, that the parties acknowledge that for the Borrower to pledge the shares representing its 60% interest in ACT Teleconferencing, Ltd., the consent of the minority shareholder must be obtained and Borrower agrees to obtain such consent within 15 days of the date hereof;

          (d) present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing (collectively, "Inventory");

          (e) present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, dies, jigs, goods (other than consumer goods or farm products), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located (collectively, "Equipment");

          (f) books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's assets or liabilities, or the collateral; all information relating to Borrower's business operations or financial condition; and all computer programs, disc or tape files, printouts, funds or other computer prepared information, and the equipment containing such information (collectively, "Borrower's Books");

          (g) substitutions, replacements, additions, accessions, proceeds, products to or of any of the foregoing, including, but not limited to, proceeds of insurance covering any of the foregoing, or any portion thereof, and any and all Accounts, General Intangibles, Negotiables, Collateral, Inventory, Equipment, money, deposits, accounts, or other tangible or intangible property resulting from the sale or other disposition of the accounts, general Intangibles, Negotiable Collateral, Inventory, Equipment, or any portion thereof or interest therein and the proceeds thereof.

     2.2  Secured Indebtedness.  The security interest granted hereby shall
          --------------------
secure the prompt payment of the Obligations and the prompt performance of each of the covenants and duties under this Agreement and the other Loan Documents.


                                   ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     3.1  Borrower's Representations.  Borrower hereby represents and warrants
          --------------------------
to Lenders as follows:

          (a) Corporate Status.  Borrower is a corporation duly organized,
              ----------------
     validly existing and in good standing under the laws of the State of Colorado; and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. Borrower is duly qualified to do business and in good standing in each state in which a failure to be so qualified would have a material adverse effect on Borrower's financial condition or its ability to conduct its business in the manner now conducted.

          (b) Subsidiaries.  Schedule 2.1(b) hereto is a complete list of each
              ------------
     corporation, partnership, joint venture or other business organization (the "Subsidiary" or, with respect to all such organizations, the "Subsidiaries") in which Borrower or any Subsidiary owns, directly or indirectly, any capital stock or other equity interest, or with respect to which Borrower or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization and the percentage of stock or other equity interest of each Subsidiary owned by such Borrower. Each Subsidiary which is a corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in the jurisdictions listed in Schedule 2.1(b), which are the only jurisdictions where the properties owned or leased or the business transacted by it makes such licensing or qualification to do business as a foreign corporation necessary, and no other jurisdiction has demanded, requested or otherwise indicated that (or inquired whether) it is required so to qualify. The outstanding capital stock of each Subsidiary which is a corporation is validly issued, fully paid and nonassessable. Borrower and its Subsidiaries have good and valid title to the equity interests in the Subsidiaries shown as owned by each of them on Schedule 2.1(b), free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind. Except where otherwise indicated herein or unless the context otherwise requires, any reference to Borrower herein shall include Borrower and all of its Subsidiaries. The term "Credit Party" or "Credit Parties" as used herein shall included Borrowers and all of their subsidiaries whether now existing or herein after created.

          (c) Authorization.  Borrower has full legal right, power and authority
              -------------
     to conduct its business and affairs. Borrower has full legal right, power and authority to enter into and perform its obligations under the Loan Documents, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which Borrower is a party, and the performance by Borrower of its obligations thereunder are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action properly taken and Borrower has received all necessary governmental approvals, if any, that are required. The officer(s) executing this Agreement, the Notes and all of the other Loan Documents to which Borrower is a party are duly authorized to act on behalf of Borrower.

          (d) Validity and Binding Effect.  This Agreement and the other Loan
              ---------------------------
     Documents are the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject to limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or the application of general equitable principles.

          (e) Capitalization.  As of the date hereof, the authorized capital
              --------------
     stock of ACT consists solely of 10,000,000 shares of common stock, no par value per share ("Common Stock"), of which 3,612,758 shares are issued and outstanding (the "Shares") and 331,267 shares are reserved for issuance upon exercise of the Stock Purchase Warrants dated as of the date hereof and issued to Lenders (the "Warrants"); provided, however, that the number of shares reserved for issuance upon exercise of the Warrants may be increased from time to time in accordance with the term of the Warrants. Attached hereto as Schedule 3.1(e) is a table showing the capitalization, as of the date hereof, on a fully diluted basis. As of the date hereof, ACT does not have outstanding any stock or securities convertible or exchangeable for any shares of its Common Stock or containing any profit participation features, and does not have outstanding any rights or options to subscribe for or to purchase its Common Stock or any stock appreciation rights or phantom stock plans, except as set forth on Schedule 3.1(e) and the Warrants. Schedule 3.1(e) accurately sets forth the following with respect to all outstanding options and rights to acquire the ACT's Common
     Stock: (i) the total number of shares issuable upon exercise of all outstanding options; (ii) the range of exercise prices for all such outstanding options; (iii) the number of shares issuable, the exercise price and the expiration date for each such outstanding option; and (iv) with respect to all outstanding options, warrants and rights to acquire ACT's capital stock other than the Warrants, the holder, the number of shares covered, the exercise price and the expiration date. As of the date hereof, ACT is not subject to any obligation (contingent or otherwise) to repurchase, redeem, retire or otherwise acquire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth in the Warrants or on Schedule 3.1(e). As of the date hereof, all of the outstanding shares of ACT's capital stock are validly issued, fully paid and nonassessable. Except as set forth on
     Schedule 3.1(e), there are no statutory or contractual preemptive rights, rights of first refusal, anti-dilution rights or any similar rights, held by stockholders or option holders of ACT, with respect to the issuance of the Warrants or the issuance of the Common Stock upon exercise of the Warrants and all such rights have been effectively waived with regard to the issuance of the Warrants, the exercise of the Warrants and the issuance of the Common Stock upon exercise of the Warrants. ACT's has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Warrants hereunder do not require registration under the Securities Act of 1933, as amended, or any applicable state securities laws. To the best of ACT's knowledge, there are no agreements among ACT's shareholders with respect to any other aspect of ACT's affairs, except as set forth on Schedule 3.1(e). ACT owns all of the issued and outstanding shares of capital stock of its subsidiaries as set forth on
     Schedule 3.1(b).

          (f) Trademarks, Patents, Etc.  Schedule 3.1(f) is an accurate and
              ------------------------
     complete list of all patents, trademarks, tradenames, trademark registrations, service names, service marks, copyrights, licenses, formulas and applications therefor owned by Borrower or used or required by Borrower in the operation of its business, title to each of which is, except as set forth in Schedule 3.1(f) hereto, held by such Borrower free and clear of all adverse claims, liens, security agreements, restrictions or other encumbrances. Except as set forth in Schedule 3.1(f), Borrower owns or possesses adequate (and will use its best efforts to obtain as expediently as possible any additional) licenses or other rights to use all patents, trademarks, trade names, service marks, trade secrets or other intangible property rights and know-how necessary to entitle such Borrower to conduct its business as presently being conducted. There is no infringement action, lawsuit, claim or complaint which asserts that any Borrower's operations violate or infringe the rights or the trade names, trademarks, trademark registrations, service names, service marks or copyrights of others with respect to any apparatus or method of such Borrower or any adversely held trademarks, trade names, trademark registrations, service names, service marks or copyrights, and no Borrower is in any way making use of any confidential information or trade secrets of any person, except with the consent of such person. Except as set forth in Schedule 3.1(f), Borrower has taken reasonable steps to protect its proprietary information (except disclosure of source codes pursuant to licensing agreements) and is the lawful owner of the proprietary information free and clear of any claim, right, trademark, patent or copyright protection of any third party. As used herein, "proprietary information" includes without limitation, (i) any computer programming language, software, hardware, firmware or related documentation, inventions, technical and nontechnical data related thereto, and (ii) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by such Borrower or marketing studies conducted by such Borrower, all of which such Borrower considers to be commercially important and competitively sensitive and which generally has not been disclosed to third parties.

          (g) No Conflicts.  Consummation of the transactions contemplated
              ------------
     hereby and the performance of the obligations of Borrower under and by virtue of the Loan Documents do not conflict with, and will not result in any breach of, or constitute a default or trigger a lien under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, corporate charter or bylaws, agreement or certificate of limited partnership, partnership agreement, license, franchise or any other instrument or agreement to which any Borrower is a party or by which any Borrower or its respective properties may be bound or affected or to which Borrower has not obtained an effective waiver.

          (h) Litigation.  There are no actions, suits, arbitrations,
              ----------
     administrative hearings or other proceedings pending, or, to the knowledge of Borrower threatened, against or affecting any Borrower or any of Borrower's property or involving the validity or enforceability of any of the Loan Documents at law or in equity, or before any governmental or administrative agency. To Borrower's knowledge, Borrower is not subject to any order, writ, injunction, decree or demand of any court or any governmental authority.

          (i) Financial Statements.  The financial statements of Borrower dated
              --------------------
     December 31, 1997, which are attached hereto as Schedule 3.1(i)(A), are true and correct in all material respects, have been prepared on the basis of generally accepted accounting principles consistently applied, and fairly present the financial condition of the Credit Parties as of the date(s) thereof and the statements of income and retained earnings and statements of cash flows present fairly the results of operations and cash flows of the Credit Parties for the periods set forth therein. No material adverse change has occurred in the financial condition of any Credit Party since the date(s) thereof, and no additional borrowings have been made by any Credit Party since the date(s) thereof other than as set forth on
     Schedule 3.1(i)(B) and 3.1(n).

          (j) Other Agreements; No Defaults.  Borrower is not a party to any
              -----------------------------
     indenture, loan or credit agreement, lease or other agreement or instrument, or subject to any charter or corporate restriction, that could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of such Borrower, or the ability of such Borrower to carry out its obligations under the Loan Documents to which it is a party. Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party, including but not limited to this Agreement and the other Loan Documents, and no other default or event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default under any of same.

          (k) Compliance With Law.  Borrower has obtained all necessary
              -------------------
     licenses, permits and approvals and authorizations necessary or required in order to conduct its business and affairs as heretofore conducted and as hereafter intended to be conducted. Borrower is in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition), except to the extent that any noncompliance, in the aggregate, cannot reasonably be expected to have a material adverse effect on its business, operations, property or financial condition and will not materially adversely affect each Borrower's ability to perform its obligations under the Loan Documents.

          (l) Debt.  Schedule 3.1(l) is a complete and correct list of all
              ----
     credit agreements, indentures, purchase agreements, promissory notes and other evidences of indebtedness, guaranties, capital leases and other instruments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which Borrower or any of its properties is in any manner directly or contingently obligated and the maximum principal or face amounts of the credit in question that are outstanding and that can be outstanding are correctly stated, and all liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule 3.1(l).

          (m) Taxes.  Borrower has filed or caused to be filed all tax returns
              -----
     that are required to be filed (except for returns that have been appropriately extended), and has paid, or will pay when due, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved in accordance with generally accepted accounting principles). No tax liens have been filed against Borrower or any of its property.

          (n) Certain Transactions.  Except as set forth on Schedule 3.1(n)
              --------------------
     hereto, Borrower is not indebted, directly or indirectly, to any of its shareholders, officers or directors or to their respective spouses or children, in any amount whatsoever, and none of said shareholders, officers or directors or any members of their immediate families, are indebted to Borrower or have any direct or indirect ownership interest in any firm or corporation with which Borrower has a business relationship, or any firm or corporation which competes with Borrower, except that shareholders, officers and/or directors of Borrower may own no more than 4.9% of outstanding stock of publicly traded companies which may compete with Borrower. No shareholder, officer or director or any member of their immediate families, is, directly or indirectly, interested in any material contract with Borrower. Borrower is not a guarantor or indemnitor of any indebtedness of any other person, firm, corporation or other legal entity.

          (o) Statements Not False or Misleading.  No representation or warranty
              ----------------------------------
     given as of the date hereof by Borrower contained in this Agreement or any schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished by Borrower to Lenders pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

          (p) Margin Regulations. Borrower is not engaged in the business of
              ------------------
     extending credit for the purpose of purchasing or carrying margin stock. No proceeds received pursuant to this Agreement will be used to purchase or carry any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

          (q) Significant Contracts.  Schedule 3.1(q) is a complete and correct
              ---------------------
     list of all contracts, agreements and other documents pursuant to which Borrower receives revenues in excess of $100,000 per fiscal year or has committed to make expenditures in excess of $100,000 per fiscal year. Each such contract, agreement and other document is in full force and effect as of the date hereof and Borrower knows of any reason why such contracts, agreements and other documents would not remain in full force and effect pursuant to the terms thereof.

          (r) Environment.  Borrower has duly complied with, and its business,
              -----------
     operations, assets, equipment, property, leaseholds or other facilities are in compliance with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. Borrower has been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (i) air emissions; (ii) discharges to surface water or groundwater; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (vi) other environmental, health or safety matters. Borrower has not received notice of, or knows of, or suspects facts which might constitute any violations of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release or discharge into or upon (i) the air; (ii) soils, or any improvements located thereon; (iii) surface water or groundwater; or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises; and accordingly the premises of Borrower is free of all such toxic or hazardous substances or wastes. There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (i) air emissions; (ii) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (vi) other environmental, health or safety matters affecting Borrower or its business, operations, assets, equipment, property, leaseholds or other facilities. Borrower has no indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

          (s) Fees/Commissions.  Borrower has not agreed to pay any finder's
              ----------------
     fee, commission, origination fee (except for the processing and commitment fees due pursuant to Section 1.2 hereof and a commission payable to Stern, Agee & Leach in the amount of $120,000.00) or other fee or charge to any person or entity with respect to the Loan and investment transactions contemplated hereunder.

          (t) ERISA.  Borrower is in compliance in all material respects
              -----
                   with all applicable provisions of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. (S) 1001 et
                                                                         --
                   seq. (1975), as amended from time to time ("ERISA"). Neither
                   ---
                   a reportable event nor a prohibited transaction (as defined in ERISA) has occurred and is continuing with respect to any pension plan is subject to the requirements of ERISA (a "Plan"); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation (together with any entity succeeding to or all of its functions, the "PBGC") to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any commonly controlled entity (as defined in ERISA) has completely or partially withdrawn from a multiemployer plan (as defined in ERISA); Borrower and each commonly controlled entity has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan property exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of Borrower or any commonly controlled entity to the PBGC or the Plan under Title IV or ERISA; and neither Borrower nor any commonly controlled entity has incurred any liability to the PBGC under ERISA.

          (u) Title to Properties.  Borrower has good, indefeasible and
              -------------------
     insurable title to, or valid leasehold interests in, all its real properties and good title to its other assets, free and clear of all liens other than Permitted Liens (as defined in Section 4.15 hereof).

          (v) Limited Offering of Note and Warrant.  Neither Borrower nor anyone
              ------------------------------------
     acting on its behalf has offered the Notes, the Warrants or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof, with, any person other than Lenders and not more than 35 other institutional investors. Neither Borrower nor anyone acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Notes and Warrants to Section 5 of the Securities Act of 1933, as amended, or the registration or qualification provisions of the blue sky laws of any state.

          (w) Registration Rights.  Except as described in the Warrants and per
              -------------------
     schedule 3.1(w), Borrower is not under any obligation to register under the Securities Act of 1933, as amended, or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued.

          (x) Employees.  Borrower has no current labor problems or disputes
              ---------
     which have resulted or such Borrower reasonably believes could be expected to have a material adverse effect on the operations, properties or financial condition of such Borrower, or Borrower's ability to perform its obligations hereunder.

          (y) Issuance Taxes.  All taxes imposed on Borrower in connection with
              --------------
     the issuance, sale and delivery of the Notes, the Warrants and the capital stock issuable upon exercise of the Warrants have been or will be fully paid, and all laws imposing such taxes have been or will be fully satisfied by Borrower.

          (z) Solvency.  As of the date hereof and giving effect to the making
              --------
     of the Loan, Borrower (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (ii) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (iii) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

          (aa) Collateral; Location of Property.  Borrower is the lawful owner
               --------------------------------
     and holder of the Collateral and has the full authority to grant a security interest in the Collateral hereunder free and clear of any lien, charge, encumbrance or security interest whatsoever, except for the Permitted Liens (as defined in Section 4.15 hereof). The only jurisdictions in which Borrower maintains any tangible personal property or carries on business are as listed in Schedule 3.1(aa) hereto. All billings for the supply of goods and services by Borrower are made from, and require payment to be made to, the chief executive office of Borrower.

          (bb) Interrelatedness of Borrower.  The business operations of
               ----------------------------
     Borrower are interrelated and complement one another, and such entities have a common business purpose, with intercompany bookkeeping and accounting adjustments used to separate their respective properties, liabilities, and transactions. To permit their uninterrupted and continuous operations, such entities now require and will from time to time hereafter require funds and credit accommodations for general business purposes. The proceeds of the Loan will directly or indirectly benefit Borrower hereunder, severally and jointly, regardless of which Borrower requests or receives part or all of the proceeds of such advances.

          (cc) Year 2000 Compatibility.  Borrower has reviewed its financial
               -----------------------
     accounting systems and other computer systems for year 2000 compatibility and has not identified any issue that could have a material adverse effect on such Borrower's business, operations, property or financial condition.


                                   ARTICLE 4
                           COVENANTS AND AGREEMENTS
                           ------------------------

     Borrower covenants and agrees that during the term of this Agreement:

     4.1  Payment of Obligations.  Borrower shall pay the indebtedness evidenced
          ----------------------
by the Notes according to the terms thereof, and shall timely pay or perform, as the case may be, all of the other obligations of Borrower to Lenders, direct or contingent, however evidenced or denominated, and however and whenever incurred, including but not limited to indebtedness incurred pursuant to any present or future commitment of Lenders to Borrower, together with interest thereon, and any extensions, modifications, consolidations and/or renewals thereof and any notes given in payment thereof.

     4.2  Financial Statements and Reports. ACT shall furnish to each of the
          --------------------------------
Lenders (a) as soon as practicable and in any event within one hundred twenty
(120) days after the end of each fiscal year of ACT, an audited consolidated and consolidating balance sheet of the Credit Parties as of the close of such fiscal year, an audited consolidated and consolidating statement of operations of the Credit Parties as of the close of such fiscal year and an audited consolidated and consolidating statement of cash flows for the Credit Parties for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and certified by an officer of ACT and accompanied by a certificate of the Chief Financial Officer of ACT, stating that to the best of the knowledge of such officer, the Credit Parties have kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during the preceding fiscal year and that no Event of Default has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action Borrower proposes to take in connection therewith), (b) within thirty
(30) days of the end of each calendar month, a status report indicating the financial performance of the Credit Parties during such month and the financial position of the Credit Parties as of the end of such month in the format required by Lenders (which format will be delivered to Borrower on a diskette),
(c) within thirty (30) days of the end of each quarter, a consolidated balance sheet of the Credit Parties as of the close of such quarter and a consolidated statement of operations of the Credit Parties as of the close of such quarter, all in reasonable detail, and prepared substantially in accordance with generally accepted accounting principles consistently applied (except for the absence of footnotes and subject to year-end adjustments), and (d) with reasonable promptness, such other financial data, including without limitation, accounts receivable agings, as Lenders may reasonably request. Without Lender's prior written consent, Borrower shall not, and shall cause each Credit Party not to, modify or change any accounting policies or procedures, including the Credit Parties' fiscal year, in effect on the date hereof.

     4.3  Maintenance of Books and Records; Inspection.    Borrower shall, and
          --------------------------------------------
shall cause each Credit Party to, maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and after reasonable notice from Lenders, permit Lenders, their officers and employees and any professionals designated by Lenders in writing, at such Borrower's expense, to visit and inspect any of its properties, corporate books and financial records, and to discuss its accounts, affairs and finances with such Credit Party or the principal officers of such Credit Party during reasonable business hours, all at such times as Lenders may reasonably request; provided that no such inspection shall materially interfere with the conduct of such Credit Party's business.

     4.4  Insurance.  Without limiting any of the requirements of any of the
          ---------
other Loan Documents, Borrower shall, and shall cause each Credit Party to, maintain, in amounts customary for entities engaged in comparable business activities, (a) to the extent required by applicable law, worker's compensation insurance (or maintain a legally sufficient amount of self insurance against worker's compensation liabilities, with adequate reserves, under a plan approved by Lenders, such approval not to be unreasonably withheld or delayed), and (b) fire and "all risk" casualty insurance on its properties against such hazards and in at least such amounts as are customary in Credit Party's business. If determined appropriate by the Agent, Borrower will make reasonable efforts to obtain and maintain public liability insurance in an amount, and at a cost, deemed reasonable to the Borrower's Boards of Directors. At the request of Agent, Borrower will deliver forthwith a certificate specifying the details of such insurance in effect.

     4.5  Taxes and Assessments.   Borrower shall, and shall cause each Credit
          ---------------------
Party to, (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon such Credit Party upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that any Credit Party in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves in accordance with generally accepted accounting principles are maintained with respect thereto.

     4.6  Corporate Existence.   Borrower shall, and shall cause each Credit
          -------------------
Party to, maintain its corporate existence and good standing in the state of its incorporation, and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is necessary pursuant to applicable law.

     4.7  Compliance with Law and Other Agreements.  Except where the failure to
          ----------------------------------------
do so would not materially adversely affect a Credit Party's operations, properties, financial condition or its ability to fulfill its obligations under the Loan Documents, Borrower shall, and shall cause each Credit Party to, maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which any Credit Party is a party or by which any Credit Party or any of its properties is bound. Without limiting the foregoing, Borrower shall, and shall cause each Credit Party to, pay all of its indebtedness promptly in accordance with the terms thereof.

     4.8  Notice of Default; Perceived Breach.   Borrower shall, and shall cause
          -----------------------------------
each Credit Party to, give written notice to Lenders of the occurrence of any default, event of default or Event of Default under this Agreement or any other Loan Document promptly upon the occurrence thereof.

     4.9  Notice of Litigation.   Borrower shall, and shall cause each Credit
          --------------------
Party to, give notice, in writing, to Lenders of (a) any actions, suits or proceedings, instituted by any persons whomsoever against a Credit Party or affecting any of the assets of the Credit Parties wherein the amount at issue is in excess of One Hundred Thousand and No/100ths Dollars ($100,000.00) and (b) any dispute, not resolved within sixty (60) days of the commencement thereof, between a Credit Party on the one hand and any governmental regulatory body on the other hand, which dispute might materially interfere with the normal operations of a Credit Party.

     4.10  Conduct of Business.  The Credit Parties will continue to engage in a
           -------------------
business of the same general type and manner as conducted by it on the date of this Agreement.

     4.11  ERISA Plan.  If any  Credit Party has in effect, or hereafter
           ----------
institutes, a Plan that is subject to the requirements of ERISA, then the following warranty and covenants shall be applicable during such period as any such Plan shall be in effect: (a) Borrower hereby warrants that, to Borrower's knowledge, no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement; (b) Borrower hereby covenants that throughout the existence of the Plan, such Credit Party's contributions under the Plan will meet the minimum funding standards required by ERISA and such Credit Party will not institute a distress termination of the Plan; and (c) Borrower covenants that it will send to Lenders a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the PBGC, at the time that such notice is so filed.

     4.12  Dividends, Distributions, etc.  Without the prior written consent of
           ------------------------------
the holders of a majority of the principal amount of the Loan outstanding at such time (the "Majority Lenders"), no Borrower shall declare or pay any dividend of any kind (other than stock dividends payable to all holders of any class of capital stock), in cash or in property, on any class of the capital stock of Borrower, or purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in cash or property in respect thereof, nor make any return of capital of shareholders, nor make any payments to any Shareholder or employee in cash or property pursuant to the terms of any stock options, stock bonus or similar plan.

     4.13  Guaranties; Loans; Payment of Debt.  Without prior written consent of
           ----------------------------------
the Majority Lenders, Borrower shall not, and shall cause each Credit Party not to, guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or entity whatsoever, except for the endorsement of negotiable instruments payable to a Credit Party for deposit or collection in the ordinary course of business or guarantees on behalf of its Subsidiaries in the ordinary course of business the underlying obligation is permitted under Section 4.14. Without the prior written consent of the Majority Lenders, Borrower shall not, and shall cause each Credit Party not to, (a) make any loan, advance or extension of credit to any person other than in the ordinary course of business, or (b) make any payment on any debt, other than to the Senior Lender, the Obligations, or trades payable or leases, incurred in the ordinary course of business.

     4.14  Debt.  Without the prior written consent of the Majority Lenders,
           ----
Borrower shall not, and shall cause each Credit Party not to, create, incur, assume or suffer to exist indebtedness of any description whatsoever, excluding:

     (a)  the indebtedness evidenced by the Notes;
     (b) the endorsement of negotiable instruments payable to a Credit Party for deposit or collection in the ordinary course of business;
     (c) trade payables incurred in the ordinary course of business of a Credit Party (each of which, individually, and expressed monthly does not exceed $150,000);
     (d)  the indebtedness listed on Schedule 3.1(l) hereto;
     (e) indebtedness secured by its Accounts Receivable in an amount not to exceed
                                                   $1,500,000, including amounts
                                                   owed to Senior Lender;
     (f) Capital leases and purchase money debt, each of which, individually, does not exceed $200,000 and $1,000,000 in the aggregate on an annual basis.

     4.15 No Liens.  Without the consent of the Majority Lenders, Borrower
          --------
shall not, and shall cause each Credit Party not to, create, incur, assume or suffer to exist any lien, security interest, security title, mortgage, deed of trust or other encumbrance upon or with respect to any of its assets, now owned or hereafter acquired, except the following permitted liens (the "Permitted Liens"):

     (a)  liens in favor of Agent and/or Lenders relating to the Obligations;
     (b) liens for taxes or assessments or other governmental charges or levies if not yet due and payable;
     (c) liens on leased equipment granted in connection with the leasing of such equipment in favor of the lessor of such equipment or purchase money security interests securing the indebtedness permitted by
          Section 4.14(f);
     (d)  liens described on Schedule 3.1(l) hereto.

     4.16 Mergers, Consolidations, Acquisitions and Sales.  Without the prior
          -----------------------------------------------
written consent of the Majority Lenders, which shall not be unreasonably withheld, Borrower shall not , and shall cause each Credit Party not to, (a) be a party to any merger, consolidation or corporate reorganization, nor (b) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, nor (c) sell, transfer, convey, or lease all or any substantial part of its assets, nor (d) create any Subsidiaries nor convey any of its assets to any Subsidiary.

     4.17 Transactions With Affiliates.  Borrower shall, and shall cause each
          ----------------------------
Credit Party not to, enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of such Credit Parties' business and upon fair and reasonable terms no less favorable to such Credit Party than such Credit Party would obtain in a comparable arm's length transaction with a person not an affiliate. For the purposes of this Section 4.17, "affiliate" shall mean a person, corporation, partnership or other entity controlling, controlled by or under common control with such Credit Party.

     4.18 Employment Contracts.  Without the prior written consent of the
          --------------------
Majority Lenders,  Borrower shall not, and shall cause each Credit Party not to,
(a) enter into any employment agreement or other written compensation agreement that have a term of greater than three year with any of such Borrower's executive officers or (b) increase total cash salary compensation paid to the executive officers of Borrower by more than twenty percent (20%) per year as compared to the compensation plan approved by the Compensation Sub Committee of the Board each year.

     4.19 Environment.  Borrower shall, and shall cause each Credit Party to,
          -----------
be and remain in compliance with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify each Lender immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify each Lender immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit any Lender to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at such Lender's request, and at such Credit Party's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to such Lender, and such other and further assurances reasonably satisfactory to such Lender that the condition has been corrected.

     4.20     Additional Agreements With Respect to the Collateral.
              ----------------------------------------------------

          (a) Borrower will not permit any of the Collateral to be removed from the location specified herein, except for temporary periods in the normal and customary use thereof, without the prior written consent of the Majority Lenders.

          (b) Borrower shall, and shall cause each Credit Party to, notify Agent in writing of any change in the location of such Borrower's principal place of business or the location of any tangible Collateral or the place(s) where the records concerning all intangible Collateral and kept or maintained.

          (c) Borrower will keep the Collateral in good condition and repair and will pay and discharge all taxes, levies and other impositions levied thereon as well as the cost of repairs to or maintenance of same, and will not permit anything to be done that may impair the value of any of the Collateral. If Borrower fails to pay such sums, Agent or Lenders may do so for such Borrower's account and add the amount thereof to the Obligations.

          (d) Until the occurrence of an Event of Default, Borrower shall be entitled to possession of the Collateral and to use the same in any lawful manner, provided that such use does not cause excessive wear and tear to the Collateral, cause it to decline in value at an excessive rate, or violate the terms of any policy of insurance thereon.

          (e) Borrower will not allow the Collateral to be attached to real estate in such manner as to become a fixture or a part of any real estate.

          (f) Borrower will not sell, exchange, lease or otherwise dispose of any of the Collateral or any interest therein without the prior written consent of the Majority Lenders. The security interest granted hereunder shall attach to all proceeds of all sales or other dispositions of the Collateral. If at any time any such proceeds shall be represented by any instruments, chattel paper or documents of title, then such instruments, chattel paper or documents of title shall be promptly delivered to Agent and subject to the security interest granted hereby. If at any time Borrower's inventory is represented by any document of title, such document of title will be delivered promptly to Agent and subject to the security interest granted hereby.

          (g) Borrower will at all times keep the Collateral insured against all insurable hazards in amounts equal to the full cash value of the Collateral. Such insurance shall be in such companies as may be acceptable to the Majority Lenders, with provisions satisfactory to the Majority Lenders. At Agent's request, Borrower shall deposit the policies with Agent. Any money received by Agent or Lenders under said policies may be applied to the payment of the Obligations, whether or not due and payable, or at the Majority Lenders' option may be delivered by Agent or Lenders to such Borrower for the purpose of repairing or restoring the Collateral. Borrower assigns to Agent for the ratable benefit of Agent and Lenders all right to receive proceeds of insurance not exceeding the amounts secured hereby, directs any insurer to pay all proceeds directly to Agent, and appoints Agent such Borrower's attorney-in-fact to endorse any draft or check made payable to such Borrower in order to collect the benefits of such insurance. If Borrower fails to keep the Collateral insured as required by the Majority Lenders, the Majority Lenders shall have the right to obtain such insurance or direct Agent to obtain insurance at such Borrower's expense and add the cost thereof to the Obligations.

     4.21  Power of Attorney.  Upon the request of Agent, Borrower shall execute
           -----------------
any and all financing statements and other documents which are deemed by Agent from time to time to be necessary or desirable in perfecting the security interests granted herein or otherwise effectuating the transactions contemplated herein. Borrower hereby constitutes Agent or its designee, as Borrower's attorney-in-fact with power, upon the occurrence and during the continuance of an Event of Default, to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders, or other evidences of payment or Collateral that may come into either its or the Lenders' possession; to sign the name of Borrower on any invoice or bill of lading relating to any of the accounts receivable, drafts against customers, assignments and verifications of accounts receivable and notices to customers; to send verifications of accounts receivable; to notify the Post Office authorities to change the address for delivery of mail addressed to such Borrower to such address as the Agent may designate; to execute any of the documents in order to perfect and/or maintain the security interests and liens granted herein by such Borrower to Agent or Lenders; to do all other acts and things necessary to carry out the purposes of and remedies provided under this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of commission or omission (other than acts of gross negligence or willful misconduct), nor for any error of judgment or mistake of fact or law. This power being coupled with an interest is irrevocable until all of the Obligations are paid in full and any and all promissory notes executed in connection therewith are terminated and satisfied.


                                   ARTICLE 5
                             CONDITIONS TO CLOSING
                             ---------------------

     5.1  Closing of the Loan.  The obligation of each Lender to fund its
          -------------------
portion of the Loan on the date hereof (the "Closing Date") is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

          (a) Borrower shall have performed and complied in all material respects with all of the covenants, agreements, obligations and conditions required by this Agreement.

          (b) Lenders shall have received an opinion of the Borrower's counsel, Faegre & Benson, dated the Closing Date, in form and substance satisfactory to Lenders counsel, Caldwell & Caldwell, P.C.

          (c) Borrower shall have delivered to Lenders the Notes executed by Borrower, in form and substance satisfactory to Lenders.

          (d) Borrower shall have delivered to each of the Lenders a Stock Purchase Warrant executed by ACT, Inc., in form and substance satisfactory to Lenders, and the related Warrant Valuation Letter executed by Borrower.

          (e) Borrower shall have delivered to Lenders a Pledge and Security Agreement, along with stock powers and proxies, executed by Borrower, in form and substance satisfactory to Lenders.

          (f) Borrower shall have delivered to Lenders an Intellectual Property Security Agreement executed by Borrower, in form and substance satisfactory to Lenders.

          (g) Borrower shall have delivered to Lenders an Authorization Agreement for Pre-Authorized Payments (Debit) executed by Borrower, in form and substance satisfactory to Lenders.

          (h) Borrower shall have delivered to Lenders an Intercreditor Agreement executed by Key Bank (the "Senior Lender"), in form and substance satisfactory to Lenders.

          (i) Borrower shall have delivered to Lenders copies of the corporate charter and other publicly filed organizational documents of Borrower, certified by the Secretary of State or other appropriate public official in the jurisdiction in which Borrower is incorporated.

          (j) Borrower shall have delivered to Lenders certified (as of the date of this Agreement) copies of all corporate action taken by Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery and performance of the Loan Documents.

          (k) Borrower shall have delivered to Lenders a certificate as to the legal existence and good standing of Borrower, issued by the Secretary of State or other appropriate public official in the jurisdiction in which Borrower is incorporated.

          (l) Borrower shall have delivered to Lenders certificates of the Secretaries of State or other appropriate public officials as to each Borrower's qualification to do business and good standing in each jurisdiction in which a failure to be so qualified would have a material adverse effect on its financial condition or its ability to conduct its business in the manner now conducted and as hereafter intended to be conducted.


                                   ARTICLE 6
                             DEFAULT AND REMEDIES
                             --------------------

     6.1  Events of Default.  The occurrence of any of the following shall
          -----------------
constitute an Event of Default hereunder:

          (a) Default in the payment of the principal of or interest on the indebtednesses evidenced by the Notes in accordance with the terms of the Notes, which default is not cured within five (5) days;

          (b) Any misrepresentation by Borrower, any guarantor of the Loan, or any Affiliate as to any material matter hereunder or under any of the other Loan Documents, or delivery by Borrower of any schedule, statement, resolution, report, certificate, notice or writing to Lenders that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

          (c) Failure of Borrower or any Credit Party, any guarantor of the Loan, or any Affiliate to perform any of its obligations, covenants or agreements under this Agreement, the Notes or any of the other Loan Documents;

          (d) If any Credit Party (i) shall generally not pay or shall be unable to pay its debts as such debts become due, or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or (iv) shall have had any such petition or application filed or any such proceeding commenced against it that is not dismissed within thirty (30) days, or (v) shall indicate, by any act or intentional and purposeful omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty
     (60) days or more;

          (e) Any Credit Party shall be liquidated, dissolved, partitioned or terminated, or the charter thereof shall expire or be revoked;

          (f) A default or event of default shall occur under any of the other Loan Documents and, if subject to a cure right, such default or event of default shall not be cured within the applicable cure period;

          (g) Borrower shall default in the timely payment or performance of any obligation now or hereafter owed to Lenders in connection with any other indebtedness of Borrower now or hereafter owed to Lenders;

          (h) Any Credit Party shall have defaulted and continue to be in default in the timely payment of or performance of any covenant relating to any other indebtedness or obligation, which in the aggregate exceeds Twenty-Five Thousand and No/100ths Dollars ($25,000.00) or materially adversely affects such Borrower's operations, properties or financial condition, including the indebtedness owed to Senior Lender

          (i) Gerald Van Eeckhout shall no longer serve on the executive staff or management of Borrower; or

          With respect to any Event of Default described above that is capable of being cured and that does not already provide its own cure procedure (a "Curable Default"), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if such Curable Default is fully cured and/or corrected within thirty (30) days (ten (10) days, if such Curable Default may be cured by payment of a sum of money) of notice thereof to Borrower given in accordance with the provisions hereof; provided, however, that this provision shall not require notice to Borrower and an opportunity to cure any Curable Default of which Borrower have had actual knowledge for the requisite number of days set forth above.

     6.2  Acceleration of Maturity; Remedies.
          ----------------------------------

          (a) Upon the occurrence of any Event of Default described in subsection 7.1(d), the indebtedness evidenced by the Notes as well as any and all other indebtednesses of Borrower to Lenders shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above, Agent, upon the direction or consent of the Majority Lenders, at any time thereafter may accelerate the maturity of the indebtednesses evidenced by the Notes as well as any and all other indebtedness of Borrower to Lenders; all without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtednesses evidenced by the Notes, and upon written direction of the Majority Lenders, Agent may pursue any or all of the following remedies, without any notice to Borrower except as required below:

              (i) Agent may give written notice of default to Borrower, following which such Borrower shall not dispose of, conceal, transfer, sell or encumber any of the Collateral (including, but not limited to, cash proceeds) without the Majority

          Lenders' prior written consent, even if such disposition is otherwise permitted hereunder in the ordinary course of business. Any such disposition, concealment, transfer or sale after the giving of such notice shall constitute a wrongful conversion of the Collateral. Agent may obtain a temporary restraining order or other equitable relief to enforce such Borrower's obligation to refrain from so impairing the Collateral.

               (ii) Agent may take possession of any or all of the Collateral. Borrower hereby consents to Agent's entry into any of Borrower's premises to repossess Collateral, and specifically consents to Agent's forcible entry thereto as long as Agent causes no significant damage to the premises in the process of entry (frilling of locks, cutting of chains and the like do not in themselves cause "significant" damage for the purposes hereof) and provided that Agent accomplishes such entry without a breach of the peace.

               (iii) Agent may dispose of the Collateral at private or public sale. Any required notice of sale shall be deemed commercially reasonable if given at least five (5) days prior to sale. Agent may adjourn any public or private sale to a different time or place without notice or publication of such adjournment, and may adjourn any sale either before or after offers are received. The Collateral may be sold in such lots as Agent may elect, in its sole discretion.
          Agent may take such action as it may deem necessary to repair, protect, or maintain the Collateral pending its disposition.

               (iv) Agent may recover any of all proceeds of accounts from any bank or other custodian who may have possession thereof. Borrower hereby authorizes and direct all custodians of Borrower's assets to comply with any demand for payment made by Agent pursuant to this Agreement, without the need of confirmation from Borrower and without making any inquiry as to the existence of an Event of Default or any other matter. Agent may engage a collection agent to collect accounts for a reasonable percentage commission or for any other reasonable compensation arrangement.

               (v) Agent may notify any or all account debtors of Borrower that subsequent payments must be made directly to Agent or its designated agent. Such notice may be made over Agent's signature or over such Borrower's name with no signature or both, in Agent's discretion. Borrower hereby authorizes and directs all existing or future account debtors of Borrower to comply with any such notice given by Agent, without the need of confirmation from Borrower and without making any inquiry as to the existence of an Event of Default or as to any other matter.

               (vi) Agent may, but shall not be obligated to, take such measures as Agent may deem necessary in order to collect any or all of the accounts. Without limiting the foregoing, Agent may institute any administrative or judicial action that it may deem necessary in the course of collecting and enforcing any or all of the accounts. Any administrative or judicial action or other action taken by Agent in the course of collecting the accounts may be taken by Agent in its own name or in any Borrower's name. Agent may compromise any disputed claims and may otherwise enter into settlements with account debtors or obligors under the accounts, which compromises or settlements shall be binding upon such Borrower. Agent shall have no duty to pursue collection of any account, and may abandon efforts to collect any account after such efforts are initiated.

               (vii) Agent may, with respect to any account involving uncompleted performance by Borrower, and with respect to any general intangible or other Collateral whose value may be preserved by additional performance on such Borrower's part, take such action as Agent may deem appropriate including, but not limited, to performing or causing the performance of any obligation of such Borrower thereunder, the making of payments to prevent defaults thereunder, and the granting of adequate assurances to other parties thereto with respect to future performance. Agent's action with respect to any such accounts or general intangibles shall not render Agent liable for further performance thereunder unless Agent so agrees in writing.

               (viii) Agent and Lenders may exercise the lien upon and right of setoff against any monies, items, credits, deposits or instruments that Agent or Lenders may have in their possession and that belong to Borrower or to any other person or entity liable for the payment of any or all of the Obligations.

               (ix) Agent may exercise any right that it may have under any other document evidencing or securing the Obligations or otherwise available to Agent at law or equity.

               (x) In exercising any right or remedy that Agent may have with respect to the Collateral, Agent shall act for the benefit of each of the Lenders. Upon any foreclosure sale or disposition of the Collateral, Agent shall be entitled to enter a bid that is for ratable credit upon each of the Notes. Agent shall not be required to enter a cash bid unless all of the Lenders have contributed a ratable portion of such cash to Agent. In the event that Agent acquires title to any of the Collateral, it shall do so on behalf of all of the Lenders.

               (xi) All proceeds from the liquidation, foreclosure, repossession, or public or private sale of the Collateral, or enforcement of Agent's security interest in the Collateral, or Agent's exercise of any rights or remedies pursuant to this

          Section 6.2 or otherwise shall be, regardless of how each Lender may treat the payments for the purpose of its own accounting, for the purposes of computing Borrower's Obligations hereunder and calculating distributions under this subsection (xi), applied first, to the costs
                                                            -----
          and expenses incurred by the Agent, acting as Agent, as set forth above, second, to the expenses of curing the default that has occurred
                 ------
          in the event that Agent elects to cure the default that has occurred,

          third, to the ratable payment of accrued and unpaid interest on the
          -----
          Notes (in the same proportion that the then unpaid interest under each Note bears to the aggregate of the then unpaid interest under all of the Notes), fourth to the ratable payment of the unpaid principal of
                      ------
          the Notes (in the same proportion that the then unpaid principal under each Note bears to the aggregate of the then unpaid principal under all of the Notes) fifth, to the payment of all other amounts then
                            -----
          owing to the Agent or the Lenders under the Loan Documents, and sixth,
                                                                          -----
          the remainder, if any, to Borrower or any other person legally entitled thereto. No application of the payments will cure any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or under applicable law. To the extent that any Lender receives any payment in excess of that which it is entitled to receive hereunder, it shall promptly repay such amount to Agent to be distributed to the party or parties entitled thereto.

               (xii)    No disbursements shall be made by the Agent pursuant to
          Section 6.2 unless and until the Agent has first determined (based upon written notices provided by each Lender) the ratio that the principal and interest evidenced by each Lender's Note bears to the aggregate of all principal and interest evidenced by all of the Notes. As used herein, the term "proceeds" of the Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, the Collateral.

               (xiii) If the Agent is required at any time to return to Borrower or to a trustee, receiver, liquidator, custodian or similar official any portion of any payment or distribution made by Agent to any of the Lenders pursuant to this Section 6.2 or otherwise, then such Lender(s) shall, upon demand, immediately return to Agent any such payments made or transferred to such Lender(s), but without interest or penalty (unless Agent is required to pay interest or penalty on such amounts to the person recovering such payments). If, however, any such Lender(s) shall fail to make such payment within ten
          (10) days of Agent's demand, then the amount of such payment shall bear interest at the prime rate of interest plus one percent.

     6.3  Remedies Cumulative; No Waiver.  No right, power or remedy conferred
          ------------------------------
upon or reserved to Lenders and/or Agent by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lenders or Agent to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lenders may be exercised from time to time and as often as may be deemed expedient by Lenders or Agent.


                                   ARTICLE 7
                               AGENCY PROVISIONS
                               -----------------

     7.1  Authorization and Action.  Each Lender hereby irrevocably appoints and
          ------------------------
authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The duties of Agent shall be mechanical and administrative in nature and Agent shall not by reason of this Agreement be a trustee or fiduciary for any Lender. Agent shall have no duties or responsibilities except those expressly set forth herein. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of Agent's security interest in the Collateral), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or so refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law; and provided further, and notwithstanding any other provision hereof, that the Majority Lenders shall provide notice to, and shall consult with, the other Lenders before instructing the Agent to take action which requires the consent of the Majority Lenders.

     7.2  Liability of Agent.  Neither the Agent nor any of its partners,
          ------------------
officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement in the absence of its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee, which notice must be in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of Borrower, or to inspect the property (including the books and records) of Borrower; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, perfection, sufficiency, or value of this Agreement or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate, monthly billing statement or other instrument or writing (which may be sent by telegram, telex, or facsimile transmission) believed by it to be genuine and signed or sent by the proper party or parties.

     7.3  Rights of Agent as a Lender.  With respect to the Loan made by it and
          ---------------------------
the Note issued to it, Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the term "Lender" shall, unless otherwise expressly indicated, include Agent in its individual capacity. Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower and any person who may do business with or own securities of such Borrower or any Subsidiary, all as if Agent were not Agent and without any duty to account therefor to the Lenders.

     7.4  Independent Credit and Collateral Decisions.  Each Lender acknowledges
          -------------------------------------------
that it has, independently and without reliance upon Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit and collateral analysis (including an analysis of the nature and value of the Collateral, the enforceability of Agent's security interest therein and the perfection of such security interest) and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Agent hereunder, Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Borrower or any of their subsidiaries (or any of their affiliates) which may come into the possession of Agent or any of its affiliates. Agent makes no express or implied warranty concerning the value of the Collateral or the perfection or enforceability of its security interest therein. Except for the filing of continuation statements with respect to the UCC-1 Financing Statement(s) executed on the date hereof by Borrower when required by applicable law, Agent shall have no duty to protect the Collateral or the security interest granted therein.

     7.5  Indemnification.  Lenders agree to indemnify Agent (to the extent not
          ---------------
reimbursed by Borrower), ratably according to the respective amounts of their portion of the Loan, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any action taken or omitted by Agent under this Agreement, provided that no Lender shall be liable for any portion of any of the foregoing resulting from Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Agent (to the extent not reimbursed by Borrower) promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including reasonable attorneys' fees) incurred by Agent in connection with the preparation, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement.

     7.6  Successor Agent.  Agent may resign at any time by giving at least
          ---------------
sixty (60) days prior notice thereof to the Lenders and Borrower and the Majority Lenders may remove Agent at any time, with or without cause. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. In the case of a retiring Agent, if no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Agent, and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. Any Agent may be removed by a majority of the remaining Lenders in the event Agent is convicted of a crime, engages in any act of moral turpitude that has an adverse effect upon Borrower or its business reputation, or fails to perform its duties as required by this Agreement.

     7.7  Sharing of Payments, Etc.  If any Lender shall obtain any payment
          ------------------------
(whether voluntary, involuntary, through the exercise of any right or setoff, or otherwise) on account of the Note held by it in excess of its ratable share of payments on account of the Notes obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in the Notes held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 7.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Each Lender shall give Agent written notice within five (5) days of any payments or other recoveries described above.

     7.8  Enforcement by Agent.  All rights of action under this Agreement, the
          --------------------
Notes and the other Loan Documents shall be instituted, maintained, pursued and/or enforced by Agent. Any suit or proceeding instituted by Agent in furtherance of such enforcement shall be brought in Agent's name without the necessity of joining any of the other Lenders. In any event, the recovery of any judgment by Agent shall be for the ratable benefit of all Lenders, subject to the reimbursement of expenses and costs of Agent.

     7.9  Actions.  When acting pursuant to consent of the Majority Lenders,
          -------
Agent shall provide notice of any such action to any Lenders whose consent was not sought within three (3) business days after such action.


                                   ARTICLE 8
                                  TERMINATION
                                  -----------

     8.1  Termination of this Agreement.  This Agreement shall remain in full
          -----------------------------
force and effect until the payment in full by Borrower of the Obligations, at which time Lenders shall cancel the Notes and deliver them to Borrower; provided, however, that the indemnity provided in Section 9.17 shall survive the termination of this Agreement.


                                   ARTICLE 9
                                 MISCELLANEOUS
                                 -------------

     9.1  Performance By Agent.  If Borrower defaults in the payment,
          --------------------
performance or observance of any covenant, term or condition of this Agreement, which default is not cured within the applicable cure period, then Agent may, at the option of the Majority Lenders, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lenders and/or Agent in connection therewith (including but not limited to reasonable attorneys' fees), with interest thereon at the highest default rate provided in the Notes, shall be immediately repaid to Lenders and/or Agent by such Borrower and shall constitute a part of the Obligations. The Majority Lenders shall be the sole judge of the necessity for any such actions and of the amounts to be paid.

     9.2  Successors and Assigns Included in Parties.  Whenever in this
          ------------------------------------------
Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Lenders or Agent shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

     9.3  Costs and Expenses.  Borrower agrees to pay all reasonable costs and
          ------------------
expenses incurred by any Lender in connection with the making of the Loan, including but not limited to filing fees, recording taxes and reasonable attorneys' fees, promptly upon demand of such Lender. Borrower further agrees to pay all premiums for insurance required to be maintained by Borrower pursuant to the terms of the Loan Documents and all of the out-of-pocket costs and expenses incurred by any Lender and/or Agent in connection with the collection of the Loan, amendment to the Loan Documents, or prepayment of the Loan, including but not limited to reasonable attorneys' fees, promptly upon demand of such Lender and/or Agent.

     9.4  Assignment.  The Notes, this Agreement and the other Loan Documents
          ----------
may be endorsed, assigned and/or transferred in whole or in part by Lenders.
Any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lenders under all of the same to the extent transferred and assigned. Lenders may grant participations in all or any portion of its interest in the indebtedness evidenced by the Notes, and in such event Borrower shall continue to make payments due under the Loan Documents to Lenders and Lenders shall have the sole responsibility of allocating and forwarding such
payments in the appropriate manner and amounts.   Borrower shall not, and shall
cause each Credit Party not to, assign any of its rights nor delegate any of its duties hereunder or under any of the other Loan Documents without the prior written consent of the Majority Lenders.

     9.5  Time of the Essence.  Time is of the essence with respect to each and
          -------------------
every covenant, agreement and obligation of Borrower hereunder and under all of the other Loan Documents.

     9.6  Severability.  If any provision(s) of this Agreement or the
          ------------
application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     9.7  Interest and Loan Charges Not to Exceed Maximum Allowed by Law.
          --------------------------------------------------------------
Anything in this Agreement, the Notes or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loan, acceleration of the maturity of the unpaid balance of the Loan or otherwise, shall the interest and other charges agreed to be paid to Lenders for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrower in respect of the indebtedness evidenced by the Notes shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or loan charges shall
     ----------
be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lenders that exceed such maximum amounts shall be applied to the reduction of the principal balance of the indebtedness evidenced by the Notes and/or refunded to Borrower so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced by the Notes exceed the maximum amounts permitted from time to time by applicable law.

     9.8  Article and Section Headings; Defined Terms.  Numbered and titled
          -------------------------------------------
article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

     9.9  Notices.  Any and all notices, elections or demands permitted or
          -------
required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery, telecopy or telex or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this
Agreement:

The Address of Agent is:       Sirrom Capital Corporation
                               500 Church Street, Suite 200
                               Nashville, TN 37219
                               Attention: Burton Harvey
                               Telecopy No.: 615/726-1208

with a copy to:                Caldwell & Caldwell, P.C.
                               500 Church Street, Suite 200
                               Nashville, TN 37219
                               Attention: Philip S. Clark, Esq.
                               Telecopy No.: 615/256-9958

The Address of Equitas is:     Equitas, L.P.
                               2000 Glen Echo Road
                               Nashville, TN 37215
                               Attn: Shannon LeRoy
                               Telecopy No.: 615/383-8693

The Address of Borrower is:    ACT Teleconferencing, Inc.
                               1658 Cole Blvd., Suite 130
                               Golden, CO 80401
                               Attention: Gavin Thompson
                               Telecopy No.: 303/233-0895

with copy to:                  Faegre & Benson, LLP
                               370 Seventeenth Street
                               2500 Republic Plaza
                               Denver, CO 80202
                               Attn: Bill Campbell
                               Telecopy No.: 303/820-0600

The Address of Lenders:        As set forth on Exhibit A hereto

     9.10  Entire Agreement.  This Agreement and the other written agreements
           ----------------
between Borrower, Agent and Lenders represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein; provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Obligations, the provision of this Agreement shall control. The execution and delivery of this Agreement and the other Loan Documents by Borrower were not based upon any fact or material provided by Lenders, nor was Borrower induced or influenced to enter into this Agreement or the other Loan Documents by any representation, statement, analysis or promise by Lenders.

     9.11  Governing Law and Amendments.  This Agreement shall be construed and
           ----------------------------
enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment, modification, termination or waiver of any provision of any Loan Document to which Borrower is a party, nor consent to any departure by Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders. It is understood, however, until there is an event of default by Borrower, the terms of the Notes may only be modified by the unanimous written consent of Lenders.

     9.12  Survival of Representations and Warranties.  All representations and
           ------------------------------------------
warranties contained herein or in any of the Loan Documents made by or furnished on behalf of Borrower in connection herewith or in any Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents.

     9.13  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

     9.14  Construction and Interpretation.  Should any provision of this
           -------------------------------
Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that the Borrower, Lenders and their respective agents have participated in the preparation hereof.

     9.15  General Indemnification.  Borrower agrees to indemnify Lenders,
           -----------------------
Agent, their officers, directors, employees and agents (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") and each of them and agrees to hold each of them harmless from and against any and all losses, liabilities, damages, costs, expenses and claims of any and every kind whatsoever (except those arising solely by reason of the gross negligence or wilful misconduct of an Indemnified Party) which may be imposed on, incurred by, or asserted against the Indemnified Parties or any of them arising by reason of any action or inaction or omission to any act legally required of Borrower (including as required pursuant hereto or pursuant to any other Loan Document).

     9.16  Standard of Care; Limitation of Damages.  Lenders shall be liable to
           ---------------------------------------
Borrower only for matters arising from this Agreement or otherwise related to the Obligations resulting from Lenders' gross negligence or wilful misconduct, and liability for all other matters is hereby waived. Lenders shall not in any event be liable to Borrower for special or consequential damages arising from this Agreement or otherwise related to the Obligations.

     9.17  Consent to Jurisdiction; Exclusive Venue.  Borrower hereby
           ----------------------------------------
irrevocably consents to the jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Lenders may be a party and which concerns this Agreement or the Obligations. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless the Majority Lenders agree to the contrary in writing.

     9.18  Waiver of Trial by Jury.  LENDERS AND BORROWER HEREBY KNOWINGLY AND
           -----------------------
VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.


                              AGENT:
                              -----

                              SIRROM CAPITAL CORPORATION,
                              a Tennessee corporation, as Agent


                              By:    /s/ Christy S. Tedrow
                                 -----------------------------------
                              Title: AVP
                                    --------------------------------


                              BORROWER:
                              --------

                              ACT TELECONFERENCING, INC.
                              a Colorado corporation


                              By:    /s/ Gavin J. Thomson
                                 -----------------------------------
                              Title: Chief Financial Officer
                                    --------------------------------

                              LENDERS:
                              -------

                              SIRROM CAPITAL CORPORATION, a Tennessee
                              corporation


                              By:    /s/ Christy S. Tedrow
                                 -------------------------------------
                              Title: AVP
                                    ----------------------------------



                              EQUITAS, L.P., a Tennessee limited partnership

                              By:    /s/ Shannon LeRoy
                                 -------------------------------------
                              Title: President
                                    ----------------------------------

                                   EXHIBIT A
                                   ---------

                                LIST OF LENDERS

Name and Address
                                                 Amount of Loan
----------------------------------            --------------------
Sirrom Capital Corporation                        $ 1,610,000
500 Church Street
Suite 200
Nashville, TN 37219

Equitas, L.P.                                       $ 890,000
2000 Glen Echo Road
Nashville, TN 37215
                                              --------------------
                                                 $  2,500,000.00

                                 INDEX OF SCHEDULES
                                 ------------------


Schedule 3.1(b) - Subsidiaries
Schedule 3.1(e) - Capitalization Table
Schedule 3.1(f) - Intellectual Property
Schedule 3.1(i)(A) and (B) - Financial Statements
Schedule 3.1(l) - Debt and Liens
Schedule 3.1(n) - Shareholder Loans
Schedule 3.1(q) - Significant Contracts
Schedule 3.1(w) - Registration Rights
Schedule 3.1(aa) - Location of Properties and Place of Business

                               SCHEDULE 3.1 (B)

                             LIST OF SUBSIDIARIES


                                                                  LOCATION OF
                                                                   PRINCIPAL
                  Name                      STATE/COUNTRY         ACTIVITIES             %
-----------------------------------------------------------------------------------------------
ACT Teleconferencing, Inc.                     Colorado             Denver               -
ACT Teleconferencing Services, Inc.            Minnesota            Denver              100
ACT Videoconferencing, Inc.                    Minnesota            Denver              100
ACT Research, Inc.                             Colorado             Denver              100
                                                                   (dormant)
ACT Teleconferencing, B.V.                    Netherlands          Amsterdam            100
ACT Teleconferencing, Limited               United Kingdom          London               60
ACT Teleconferencing (Pty.), Limited           Australia            Sydney               80
Multimedia and Teleconferencing             United Kingdom       Bracknell, UK           80
 Solutions, Ltd. (MaTS)                                           (Berkshire
                                                                    county)
ACT Teleconferencing France S.A.                France               Paris              100

                               SCHEDULE 3.1 (E)

                             CAPITALIZATION TABLE


Issued shares outstanding  (per 12/31/97 10KSB)                    3,612,758

Shares per Stock Option Plan  (12/31/97 10KSB)                       730,400

Broker units (1 warrant plus 1 common, 12/31/97)                      71,250
                                                                      71,250

IPO warrants (see prospectus and below)                              712,497
                                                                   ---------
                                                                   5,198,155


Less IPO warrants already exercised and included in
3,612,758 shares (per 12/31/97 10KSB)                                (13,300)

1998 warrants (not exercised as of 12/31/97 and per 12/31/97 10KSB)    5,000
                                                                   ---------

Fully diluted position at 3/31/98  5,189,855

                                SCHEDULE 3.1(F)

                            SCHEDULE OF TRADEMARKS


Trademark                                             Jurisdiction/County
---------                                             -------------------
Confercall                                               United Kingdom

ACT                                                      United Kingdom

ActionCall                                               United Kingdom

ACT Teleconferencing                                    Benelux countries
                                              (Belgium, Netherlands, Luxembourg)

                              SCHEDULE 3.1(I)(A)
                             FINANCIAL STATEMENTS

ITEM 7.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
          -------------------------------------------


                        CONTENTS


Report of Independent Auditors...................     20
Consolidated Balance Sheets......................     21
Consolidated Statements of Operations............     22
Consolidated Statements of Shareholders' Equity..     23

Consolidated Statements of Cash Flows............     24
Notes to Consolidated Financial Statements.......  25-35

                        Report of Independent Auditors



The Board of Directors and Shareholders
ACT Teleconferencing, Inc.

We have audited the accompanying consolidated balance sheets of ACT Teleconferencing, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ACT
Teleconferencing, Inc. at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                                   ERNST & YOUNG LLP

Denver, Colorado
February 20, 1998

                          ACT Teleconferencing, Inc.

                          Consolidated Balance Sheets

                                                                         DECEMBER 31,
                                                                     1997            1996
                                                          -----------------------------------------
ASSETS
 Cash and cash equivalents                                      $   451,434      $   621,742
 Accounts receivable (net of allowances for doubtful              2,885,125        1,356,471
  accounts of $18,992 and $255,494 for 1997 and 1996,
  respectively)
 Prepaid expenses and other                                         203,673           55,994
 Inventory                                                          136,116          125,850
  Available for sale marketable securities                           50,000           50,000
                                                          -----------------------------------------

TOTAL CURRENT ASSETS                                              3,726,348        2,210,057

 Telecommunications equipment                                     2,651,395        1,664,697
 Office equipment                                                 1,910,606          702,019
 Less: accumulated depreciation                                  (1,094,938)        (736,556)
                                                          ----------------------------------------

TOTAL EQUIPMENTNET                                                3,467,063        1,630,160

Goodwill                                                            736,300          245,052
                                                          ---------------------------------------

TOTAL ASSETS                                                    $ 7,929,711      $ 4,085,269
                                                          =======================================
LIABILITIES
 Notes payable                                                  $   540,014      $    74,784
 Accounts payable                                                 1,349,337          764,520
 Accrued liabilities                                                777,526          339,299
 Current portion of long term debt                                  253,251          177,312
 Income taxes payable                                               293,238          156,991
                                                          ----------------------------------------

TOTAL CURRENT LIABILITIES                                         3,213,366        1,512,906

Long-term debt                                                      613,714          395,960
Deferred income taxes                                               117,454           41,042
Minority interest                                                   607,244          367,404

Shareholders' equity:
Preferred stock, no par value, 1,000,000 shares
 authorized - none issued
Common stock, no par value, 10,000,000 shares authorized
 3,612,758 and 2,939,930 shares issued and outstanding in
  1997 and 1996, respectively                                     6,158,584        4,022,671

Accumulated deficit                                              (2,729,069)      (2,292,261)
Currency translation adjustment                                     (51,582)          37,547
                                                          ------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                        3,377,933        1,767,957
                                                          ------------------------------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                      $ 7,929,711      $ 4,085,269
                                                          ==========================================

See notes to consolidated financial statements.

                          ACT Teleconferencing, Inc.

                     Consolidated Statements of Operations

                                                                 YEAR ENDED DECEMBER 31,
                                                                 1997               1996
                                                         -------------------------------------
Net revenues                                                   $ 10,234,403       $  6,219,946

Costs and expenses:
 Cost of teleconferencing services                                4,727,236          3,604,729
 Marketing, general and administration                            5,408,940          3,538,866

Total costs and expenses                                         10,136,176          7,143,595

Income (loss) before income taxes and minority interest              98,227           (923,649)

Income taxes                                                       (332,566)          (164,591)
Minority interest in earnings of consolidated subsidiary           (202,469)          (119,867)
                                                         -------------------------------------

Net (loss)                                                     $   (436,808)      $ (1,208,107)
                                                         =====================================



(Loss) per common share                                              $(0.14)            $(0.41)
                                                         =====================================



Weighted average shares outstanding                               3,204,747          2,911,187



See notes to consolidated financial statements.

                           ACT Teleconferencing, Inc.

                Consolidated Statements of Shareholders' Equity


                                                   Common Stock
                                         -------------------------------
                                                                                               Currency
                                                                             Accumulated      Translation
                                                Shares          Amount         Deficit         Adjustment        Total
                                         ----------------------------------------------------------------------------------
Balance at December 31, 1995                   2,318,000      $2,157,940     $ (1,084,154)    $           -    $ 1,073,786

Shares issued for cash                           712,497       1,987,531                -                 -      1,987,531

Expiration of put issued in  connection
with prior year acquisition                           -          125,000                -                 -        125,000

Reduction of purchase price related
to acquisition                                  (100,000)       (250,000)               -                 -       (250,000)

Cashless exercise of employee stock options        8,333               -                -                 -              -

Exercise of employee stock options                 1,100           2,200                -                 -          2,200

Currency translation adjustment                       -                -                -            37,547         37,547

Net (Loss)                                            -                -       (1,208,107)                -     (1,208,107)
                                         ----------------------------------------------------------------------------------
Balance December 31, 1996                      2,939,930       4,022,671       (2,292,261)           37,547      1,767,957

Exercise of employee stock options                43,500          52,000                                            52,000

Exercise of 1994 private  placement warrants     514,950       1,520,834                                         1,520,834

Issuance of shares as fee to  warrant
placement agent                                   33,000         115,500                                           115,500

Shares issued in connection with the
acquisition of MaTS Ltd.                          81,378         447,579                                           447,579

Currency translation adjustment                                                                     (89,129)       (89,129)

Net (Loss)                                                                       (436,808)                        (436,808)
                                  -----------------------------------------------------------------------------------------
Balance December 31, 1997                      3,612,758      $6,158,584      $(2,729,069)    $     (51,852)   $ 3,377,933
                                  =========================================================================================

See notes to consolidated financial statements.

                           ACT Teleconferencing, Inc.

                     Consolidated Statements of Cash Flows


                                                                    YEAR ENDED DECEMBER 31
                                                                    1997                  1996
                                                           ------------------------------------------

OPERATING ACTIVITIES
Net (loss)                                                   $   (436,808)           $  (1,208,107)
Adjustments to reconcile net income to
 net cash used for operating activities:
  Depreciation                                                    358,382                  288,670
  Amortization of goodwill                                         18,054                   38,463
      Deferred income tax                                          76,416                   22,491
  Minority interest                                               202,469                  119,867
                                                           ------------------------------------------
Cashflows before changes in operating assets and                  218,513                 (738,616)
 liabilities
Changes in operating assets and liabilities (Net of
 effect of business combinations):
  Accounts receivable                                          (1,310,000)                (676,021)
  Inventory                                                        73,276                  (14,376)
  Prepaid expenses and other assets                              (124,612)                 (25,774)
  Accounts payable                                                424,460                  162,867
  Accrued liabilities                                             356,356                  175,214
                                                           ------------------------------------------
Net cash used for operating activities                           (362,007)              (1,116,706)

INVESTING ACTIVITIES
Property and equipment purchases                               (1,618,359)                (759,337)
Short Term Notes                                                  (26,739)
Investment in marketable security                                                          (50,000)
Cash paid for MaTS acquisition net of cash acquired              (101,257)
                                                           ==========================================
Net cash used for investing activities                         (1,746,355)                (809,337)

FINANCING ACTIVITIES
Net proceeds from issuance (repayment) of debt                    258,985                  142,840
Net proceeds from issuance of common stock                      1,688,334                2,115,473
                                                           ------------------------------------------
Net cash provided by financing activities                       1,947,319                2,258,313

Effect of exchange rate changes on cash                            (9,265)                   1,127
                                                           ------------------------------------------

Net (decrease) increase in cash and cash equivalents             (170,308)                 333,397

Cash and cash equivalents, beginning of year                      621,742                  288,345
                                                           ------------------------------------------
Cash and cash equivalents, end of year                       $    451,434            $     621,742
                                                           ==========================================

See notes to consolidated financial statements.


SUPPLEMENTAL CASH FLOW INFORMATION AND NON CASH INVESTING AND FINANCING
ACTIVITIES

                                             1997       1996

Capital asset and lease additions          432,127     208,805

                          ACT Teleconferencing, Inc.

                  Notes to Consolidated Financial Statements

                          December 31, 1997 and 1996


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

BUSINESS
ACT Teleconferencing, Inc. (the Company) is engaged in the business of providing high quality audio, video and data conferencing products and services to business clients. The Company operates principally in the United States, the United Kingdom, the Netherlands, Belgium, and Australia, and France.

PRINCIPLES OF CONSOLIDATION
The consolidated financial statements include the accounts of ACT Teleconferencing, Inc., its wholly-owned domestic subsidiaries ACT Teleconferencing Services, Inc., ACT VideoConferencing, Inc., ACT Research, Inc., its 60% owned United Kingdom subsidiary, ACT Teleconferencing, Limited, its 100% owned Dutch subsidiary, ACT Teleconferencing, B.V., and its 80% owned Australian subsidiary, ACT Teleconferencing, (Pty) Limited. The Company has accounted for its 80% acquisition of Multimedia and Teleconferencing Solutions, Limited (MaTS) as of December 31, 1997 and no results of operations are consolidated for 1997. All material inter-company transactions and balances have been eliminated.

USE OF ESTIMATES
The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVENTORIES
Inventories are stated at the lower of cost or market, on a first-in, first-out ("FIFO") basis. Finished goods are priced using specific unit costs consisting of materials, labor and related manufacturing overhead, but exclusive of research and development, selling and general and administrative expenses, which are charged to operations as incurred. Inventories consist primarily of raw materials and finished goods.

AVAILABLE FOR SALE MARKETABLE SECURITIES
The fair value of the Company's marketable securities at December 31, 1997 approximates the carrying value. The fair value was determined using market quotes.

EQUIPMENT AND DEPRECIATION
Equipment is stated at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of five years for furniture and five or ten years for equipment. Depreciation expense includes capital lease amortization charges.

GOODWILL
Goodwill represents the excess of purchase price over tangible assets acquired less liabilities assumed arising from acquisitions and is being amortized on a straight-line basis over the estimated useful life of fifteen (15) years.

Goodwill is reviewed for impairment when events indicate that the carrying amount may not be recoverable. If such events are noted, the Company estimates the future free cash flows to be generated by the business associated with those assets. In the event that the sum of the cash flows is less than the carrying amount of those assets, the assets would be written down to fair value, which is normally measured by discounting the estimated future cash flows.

FOREIGN CURRENCY CONVERSION
The financial statements of the Company's foreign subsidiaries have been translated into United States dollars at the average exchange rate during the year for the statement of operations and year-end rate for the balance sheet.

CASH AND CASH EQUIVALENTS
The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

LOSS PER COMMON SHARE
In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share." Statement No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. As all of the Company's common stock equivalents are anti-dilutive, only basic earnings per share is presented in the Consolidated Statements of Operations.

For 1997 and 1996, net loss per common share was computed based on the weighted average number of common shares outstanding.

ADVERTISING COSTS
The company expenses advertising costs as incurred. Total advertising expenses were $151,941 and $185,519 for the years ended December 31, 1997 and 1996 respectively.

RECENTLY ISSUED ACCOUNTING STANDARDS
On June 30, 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position, and is effective for the Company's fiscal year ending December 31, 1998. Management intends to comply with the disclosure requirements of this statement.

On June 30, 1997, the FASB issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." This statement establishes additional standards for segment reporting in the financial statements and is effective for the Company's fiscal year ending December 31, 1998. Management intends to comply with the disclosure requirements of this statement and does not anticipate a material impact on the results of operations of each segment.

RECLASSIFICATIONS
Certain reclassifications of the 1996 balances have been made in order to conform to the 1997 presentation.

2. LONG AND SHORT TERM DEBT (INCLUDING CAPITALIZED LEASES)

SHORT TERM LINE OF CREDIT
The Company has a line of credit secured by the accounts receivable of its United States operations (namely ACT Teleconferencing Services, Inc.) bearing interest at 0.5% over prime rate (9% at December 31, 1997). This line of credit contains certain covenants which include the maintenance of certain financial ratios. The Company is in compliance with these ratios and covenants. The line of credit has a borrowing base restricted to qualified accounts receivable up to $500,000. As of December 31, 1997, the outstanding balance under this line of credit was $455,677.

At December 31, 1997, the Company had a short term note payable to a telecommunications vendor for $77,577, bearing interest at 10%. This note is collateralized by a second lien over the accounts receivable of ACT Teleconferencing Services and also by a corporate guarantee from ACT Teleconferencing, Inc. This note matures on April 30, 1998 and requires monthly interest and principal payments until that date.

SHORT TERM NOTE PAYABLE TO RELATED PARTIES
At December 31, 1997, the Company had a 6% note payable to the 20% minority shareholder in ACT Australia (Pty) Limited for $6,762. This loan is expected to be converted to a long term note payable.

                                                                            DECEMBER 31,
                                                                      1997                1996
                                                                ---------------------------------------
Long term debt is summarized as follows:

Bank note payable, 1.5% over prime, (9.75% at December,
 1996) due in monthly principal amounts of $834 plus
 interest, due August 31, 1999. The loan agreement
 contains certain covenants, the most restrictive of which
 includes maintenance of certain financial ratios and a
 defined borrowing base; additionally, the agreement
 limits payment of dividends and repurchase or retirement
 of the Company's stock.                                                      -             25,814

Bank note payable, 10% (3.5% over bank's base rate at
 December 31, 1997) due in monthly installments of  $990
 plus interest, due December 31, 1998.                                $  21,790           $ 28,037

Bank note payable, 14.205%, due in quarterly installments
 of $20,424 plus interest, due August 31, 1999.                         136,158            228,867

Notes payable to vendors bearing interest at rates from
 16.125% to 18.102% due in monthly repayments of $3,413
 and due July and August, 2002. These notes are
 collateralized by certain bridging equipment held by ACT
 Teleconferencing Services, Inc.                                        133,044                  0

Capitalized leases, at interest rates from 5% to 14%, due
 at various periods through 2002.                                       321,568            119,340

Capitalized leases, at interest rates from 17% to 24%, due
 at various periods through 2002.                                       231,540            140,029

Capitalized lease, at 29%, due December, 1999.                           22,865             31,185
                                                          ----------------------------------------

Subtotal                                                                866,965            573,272
                                                          ----------------------------------------

Less, current portion of long term debt                                (253,251)          (177,312)
                                                          ----------------------------------------
Long term debt including capitalized leases                           $ 613,714           $395,960
                                                          ========================================


Total interest paid on notes and capitalized leases for the year ended December 31, 1997 and 1996 amounted to $99,496 and $36,253 respectively.

3. COMMITMENTS - OPERATING AND CAPITALIZED LEASES

OPERATING LEASES
The company leases office space in the United States, United Kingdom, the Netherlands, Australia and France. These leases expire November, 2002, September, 1998, June, 2000, December, 2000 and October, 1998, respectively. Total rent expense charged to operations was $301,316 and $229,141 for the years ended December 31, 1997 and 1996.

During 1997, the Company entered into several operating leases for computer and office equipment. Total rent expense charged under these leases was $51,715 for the year ended December 1997.

CAPITALIZED LEASES
The Company leases telecommunication equipment, office equipment, computers and furniture under long-term leases classified as capital leases. For several of these leases, the Company has the option to purchase the equipment for a nominal cost at the termination of the lease. The assets classified as capital leases are amortized over the shorter of the estimated useful life of the property or the lease term.

Amortization related to these assets is included in depreciation for financial reporting purposes.

The following property is secured under capital leases:

                                                                           DECEMBER 31,
                                                                    1997                 1996
                                                           -----------------------------------------
Telecommunications and office equipment, computers and
 furniture                                                           $ 797,310              $385,368
Less accumulated depreciation                                         (142,387)              (55,497)
                                                           -----------------------------------------
                                                                     $ 654,928              $329,871
                                                           =========================================

The aggregate minimum annual rental commitments as of December 31, 1997 are as follows:

                                                                OPERATING             CAPITAL
                                                                  LEASES              LEASES
                                                           -----------------------------------------
      1998                                                     $  648,717             $ 235,778
      1999                                                        479,092               216,735
      2000                                                        410,840               132,503
      2001                                                        275,742               115,641
      2002 and thereafter                                         250,017                55,964
                                                           -----------------------------------------
      Total minimum lease payments                             $2,064,408             $ 756,621
                                                           ==================
      Less amounts representing interest                                               (180,648)
                                                                                   -----------------
      Present value of net minimum capital
        leases payments                                                               $ 575,973
                                                                                   =================

During 1997, the Company incurred capital lease obligations of $432,127 in connection with lease agreements to acquire equipment, as compared to $208,805 in 1996.

4. SHAREHOLDERS' EQUITY

INITIAL PUBLIC OFFERING - COMMON STOCK AND WARRANTS
On March 5, 1996, the Company issued 712,497 units (common stock plus warrants) in an initial public offering raising cash proceeds (net of expenses) of $1,987,531.

Each of the above warrants entitles the holder to purchase one share of common stock during a three-year period commencing February 2, 1996 at an exercise price of $5.00 per share, subject to adjustment in certain events. The Company may at any time redeem the warrants at $.10 per warrant on 30 days written notice, provided that the average closing bid price per share of common stock has been at least 120% of the exercise price of the warrant (i.e., an average closing bid price of $6.00), for ten consecutive trading days prior to the notice of redemption. Holders of these warrants will forfeit all other rights upon such redemption except the right to receive the $.10 redemption price per warrant and the right to exercise the warrants during the 30 days following written notice.

Also in connection with the initial public offering, the Company granted a Unit Purchase Option to Tuschner & Co., the underwriter of the offering. The Unit Purchase Option grants the holder the right to purchase 71,250 units (each consisting of one share of common stock and one warrant to purchase common stock) for a nominal total price of $100, and must be exercised on or before February 2, 2001. Each of the warrants underlying the Unit Purchase Option allows the holder to purchase one share of common stock for $5.00, and may be exercised at any time up to three years from the date the Unit Purchase Option is exercised.

Holders of the above warrants are not entitled to vote, receive dividends, or exercise any of the rights of shareholders of Common Stock for any purpose until the warrants have been duly exercised.

WARRANT CONVERSION  1994, 1995 PRIVATE PLACEMENT AND CERTAIN IPO WARRANTS
In connection with loans obtained from private investors, during 1994, the Company had issued warrants to purchase 8,750 shares of the Company stock at $4.00 per share expiring December 31, 1998. During 1997, 3750 warrants were exercised and are included in the analysis below.

In connection with a 1995 private offering, the Company issued 435,700 warrants exercisable at $3.50 per share expiring August 31, 1997. The Company also issued 42,570 units of one share of common stock plus two additional warrants for conversion of the Company's stock exercisable at $3.25 per share. These warrants expired August 31, 1997.

During 1997 a total of 514,950 warrants (including 13,300 warrants arising from the initial public offering and 3,750 warrants from the 1994 private placement) were converted at an average price of $3.30 realizing gross proceeds of $1,698,375. In connection with these conversions, the Company incurred costs of $177,541 which were offset against the related proceeds for net proceeds of $1,520,834. As a warrant placement fee 33,000 shares at $3.50 were also issued to the warrant placement agent.

5. STOCK OPTION PLAN

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires the use of complex option valuation models which were not developed for use in valuing the Company's employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is required to be recognized.

The Company's 1991 Stock Option Plan authorized the grant of options to officers, key employees, and consultants for up to 400,000 shares of the Company's common stock. The Company has also granted options under the Stock Option Plan of 1996. The 1996 Stock Option Plan, has authorized the grant of an additional 400,000 options to officers, key employees, and consultants of the Company for a total of 800,000. Options granted under both Plans generally have 10 year terms and vest 25% each year following the date of grant.

Pro forma information regarding net income and earnings per share is required by Statement 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model. The following are weighted-average assumptions for 1996 and 1997, respectively: risk-free interest rates of 6.5% and 6.0%; a dividend yield of 0%; volatility factors of the expected market price of the Company's common stock of .60 and .80; and a weighted-average expected life of the option of 7 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows:

                                                   1997                         1996
                                                  -------                      ------
Pro forma net (loss)                             $(714,230)                    $(1,279,660)
Pro forma (loss) per share                       $    (.22)                    $      (.44)

Because Statement 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until 1999.

A summary of the Company's stock option activity, and related information for the years ended December 31 follows:

                                                 1997                                  1996
                                               ---------                             ---------
                                                     Weighted-Avg.                        Weighted-Avg.
                                    Options         Exercise Price         Options       Exercise Price
                                 --------------  ---------------------    ---------      --------------


Outstanding-beginning of year          454,300          $2.53              221,000            $1.75
Granted                                325,100           5.62              410,800             2.98
Exercised                              (43,500)          1.20              (26,100)            2.00
Forfeited                               (5,500)          2.00             (151,400)            2.71
                                    -----------                           ---------
Outstanding-end of year                730,400          $4.02              454,300            $2.53
                                    ===========                           =========
Exercisable at end of year             186,350          $5.62              109,500            $1.50
Weighted-average fair value of
options granted during the
year                                                    $3.74                                 $1.93

Weighted average exercise prices for options outstanding as of December 31, 1997 were 151,500 shares at $2.12, 378,800 shares at $3.01, and 200,100 shares at
$5.75.

7. INCOME TAXES

The Company accounts for income taxes in conformity with FASB Statement No. 109, Accounting for Income Taxes ("Statement 109"). Under the provisions of Statement 109, a deferred tax liability or asset (net of valuation allowance) is provided in the financial statements by applying the provisions of applicable tax laws to measure the deferred tax consequences of temporary differences. This will result in net taxable or deductible amounts in future years as a result of events recognized in the financial statements in the current or preceding years.

Income tax expense and the related current and deferred tax liabilities for all periods presented relate solely to the Company's U.K. operations and therefore have no relation to the U.S. Statutory rates.

The provision for income taxes for the years ended December 31, is comprised of the following:

                                                                   1997              1996
                                                           -------------------------------------
         Current                                                  $256,154           $142,100
         Deferred                                                   76,412             22,491
                                                          --------------------------------------
                                                                  $332,566           $164,591
                                                           =====================================

(INCOME TAXES CONTINUED)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31 are as follows:

                                                                   1997                1996
                                                           --------------------------------------
Deferred Tax Liabilities-Domestic
 Tax depreciation in excess of book depreciation              $    (100,267)       $   (20,697)

Deferred Tax Assets-Domestic
  Net operating loss carry-forward                                  926,714            716,081
  Reserves for doubtful accounts                                      3,850             94,230
  Other                                                              12,381              9,951
                                                           --------------------------------------
                                                                    942,945            820,262

Valuation allowance for deferred tax assets                        (842,678)          (799,565)
                                                           --------------------------------------

Net deferred tax-Domestic                                     $           0        $         0
                                                           ======================================

Deferred Tax Liabilities-International
 Tax depreciation in excess of book depreciation              $    (117,454)       $   (41,042)

Deferred Tax Assets-International
  Net operating loss carry-forward                                  335,088            177,724
  Other                                                               3,234              1,069

Valuation allowance for deferred tax assets                        (338,322)          (178,793)
Net deferred tax liability-International                      $    (117,454)       $   (41,042)
                                                           ======================================

Taxes of $118,989 and $132,126 were paid during 1997 and 1996, respectively. The domestic net operating loss carry forwards of approximately $2,484,000 will begin to expire in the year 2005. The Company has not provided for any taxes on undistributed foreign earnings as the Company intends to permanently reinvest these earnings in the future growth of the business.


8. BUSINESS SEGMENT ANALYSIS

The Company owns a 60% interest in ACT Teleconferencing, Limited which operates in the United Kingdom; ACT Teleconferencing, B.V., a wholly owned subsidiary which operates in the Netherlands and Belgium; an 80% interest in ACT Australia
(Pty) Limited; and an 80% interest in Multimedia and Teleconferencing Solutions,
(MaTS) which operates in the United Kingdom.

Presented below is certain segment information regarding the Company's United States and international operations:

For the year ended December 31, 1997:

                                  INTERNATIONAL     UNITED STATES      UNITED STATES
                                   OPERATIONS         OPERATIONS         CORPORATE            TOTAL
Net revenues                       $  5,527,846       $  4,706,557      $                   $  10,234,403

Income (loss) before income
 taxes and minority interest       $    526,531       $    175,624      $  (603,928)        $      98,227

Net Income (Loss)                  $    (41,093)      $    175,624      $  (571,339)        $    (436,808)

Total assets                       $  4,483,424       $  3,050,274      $   396,013         $   7,929,711


For the year ended December 31, 1996:

                                  INTERNATIONAL      UNITED STATES      United States
                                   OPERATIONS         OPERATIONS          Corporate            Total
Net revenues                       $ 3,157,515        $  3,062,431       $                  $   6,219,946

Income (loss) before income
taxes and minority interest        $   113,128        $   (703,644)      $ (333,133)        $    (923,649)

Net income (loss)                  $   (51,463)       $    703,644)      $ (453,000)        $  (1,208,107)

Total assets                       $ 2,027,236        $  1,658,682       $  399,351         $   4,085,269

One customer accounted for approximately 24% and 11% of consolidated revenues for the years ended December 31, 1997 and 1996, respectively.

9. MULTIMEDIA AND TELECONFERENCING SOLUTIONS, LIMITED ACQUISITION (MATS)

In December 1997 the Company acquired 80% of the outstanding shares of Multimedia and Teleconferencing Solutions, Limited, a United Kingdom corporation. The consideration paid for the acquisition was 81,378 shares of the Company's common stock at a price of $5.50 per share, and $155,474 in cash for a total consideration of $603,053. In addition to the consideration described above, the Company agreed to a deferred consideration of a further $540,000 to be issued in shares of common stock to the seller if the acquired business attains certain pre-tax revenue and profit targets. A reduced number of shares will be issued if the acquired company does not achieve the specified targets but achieves certain targets prorata. If such targets are achieved and the shares are issued, the value of the shares issued will increase both goodwill and shareholders' equity.

The acquisition was accounted for as a purchase as follows:
Consideration paid:
 Cash                                                     $   155,474
 81,378 shares of common stock at $5.50                       447,579
 Acquisition costs                                             31,822
                                                          -----------
                                                          $   634,875
                                                          ===========

Fair value of assets acquired:
 Fair value of equipment and other tangible assets        $   125,575
 Goodwill                                                     509,300
                                                          -----------
                                                          $   634,875
                                                          ===========

If this acquisition had occurred on January 1, 1997, consolidated revenues, net loss and loss per share would have been $12,278,940, $(222,031) and $(0.07), respectively.


10. FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist primarily of cash, temporary investments, medium term investments, long term investments, accounts receivable, accounts payable, long-term debt and capitalized lease obligations.

Because accounts receivable and accounts payable are short-term instruments that are settled at face value, the Company considers the carrying amounts to be equal to the fair values.

Long-term debt consists of notes and capitalized lease obligations that bear interest at adjustable rates. The Company also considers the carrying amount (face value) of all instruments to be equal to the fair value.


11.  DEFINED CONTRIBUTION PLAN

The Company has a defined contribution 401(k) plan which allows eligible employees to contribute a percentage of their compensation and provides for certain discretionary employer matching contributions. For the years ended December 31, 1997 and 1996, the Company contributed $15,355.32 and $3,722.81, respectively.

                               SCHEDULE 3.1(i)(B)

                                SHAREHOLDER LOAN


Unsecured loan by Gerald and Carolyn Van Eeckhout in the amount of $200,000.


This loan bears interest at prime minus 1%.


No specific repayment date has been set for this loan.

                                SCHEDULE 3.1(l)
                                DEBT AND LIENS

    LONG AND SHORT TERM DEBT (INCLUDING CAPITALIZED LEASES)

SHORT TERM LINE OF CREDIT
The Company has a line of credit secured by the accounts receivable of its United States operations (namely ACT Teleconferencing Services, Inc.) bearing interest at 0.5% over prime rate (9% at December 31, 1997). This line of credit contains certain covenants which include the maintenance of certain financial ratios. The Company is in compliance with these ratios and covenants. The line of credit has a borrowing base restricted to qualified accounts receivable up to $500,000. As of December 31, 1997, the outstanding balance under this line of credit was $455,677.

At December 31, 1997, the Company had a short term note payable to a telecommunications vendor for $77,577, bearing interest at 10%. This note is collateralized by a second lien over the accounts receivable of ACT Teleconferencing Services and also by a corporate guarantee from ACT Teleconferencing, Inc. This note matures on April 30, 1998 and requires monthly interest and principal payments until that date.

SHORT TERM NOTE PAYABLE TO RELATED PARTIES
At December 31, 1997, the Company had a 6% note payable to the 20% minority shareholder in ACT Australia (Pty) Limited for $6,762. This loan is expected to be converted to a long term note payable.

                                                                         DECEMBER 31,
                                                                    1997               1996
                                                           ---------------------------------------
Long term debt is summarized as follows:

Bank note payable, 1.5% over prime, (9.75% at December,
1996) due in monthly principal amounts of $834 plus
interest, due August 31, 1999. The loan agreement
contains certain covenants, the most restrictive of which
includes maintenance of certain financial ratios and a
defined borrowing base; additionally, the agreement
limits payment of dividends and repurchase or retirement
of the Company's stock.                                                       -              25,814

Bank note payable, 10% (3.5% over bank's base rate at
December 31, 1997) due in monthly installments of  $990
plus interest, due December 31, 1998.                                 $  21,790           $  28,037



Bank note payable, 14.205%, due in quarterly installments
of $20,424 plus interest, due August 31, 1999.                          136,158             228,867

Notes payable to vendors bearing interest at rates from
16.125% to 18.102% due in monthly repayments of $3,413
and due July and August, 2002. These notes are
collateralized by certain bridging equipment held by ACT
Teleconferencing Services, Inc.                                         133,044                   0

Capitalized leases, at interest rates from 5% to 14%, due
at various periods through 2002.                                        321,568             119,340

Capitalized leases, at interest rates from 17% to 24%, due
at various periods through 2002.                                        231,540             140,029

Capitalized lease, at 29%, due December, 1999.                           22,865              31,185
                                                           ----------------------------------------

Subtotal                                                                866,965             573,272
                                                           ----------------------------------------

Less, current portion of long term debt                                (253,251)           (177,312)
                                                           ----------------------------------------
Long term debt including capitalized leases                           $ 613,714           $ 395,960
                                                           ========================================


Total interest paid on notes and capitalized leases for the year ended December 31, 1997 and 1996 amounted to $99,496 and $36,253 respectively.

                                SCHEDULE 3.1(n)

                                SHAREHOLDER LOAN


Unsecured loan by Gerald and Carolyn Van Eeckhout in the amount of $200,000.


This loan bears interest at prime minus 1%.


No specific repayment date has been set for this loan.

                                SCHEDULE 3.1(Q)


Pursuant to oral agreements and understandings, the Borrowers and its subsidiaries earn revenues in excess of $100,000 annually from the following customers:

Customer                                  Principal country of activity
--------                                  -----------------------------
Ernst & Young, LLP                                      USA
Symantec Corporation                                    USA
Verifone                                                USA
Taylor Rafferty                                         USA
AT&T                                                    USA
C.S. First Boston                                       UK
Bank Paribas                                            UK
Societe Generale                                        UK
Royal Dutch Shell                                       Netherlands



Pursuant to oral agreements and understandings and in certain instances pursuant to purchase orders, the Borrower incurs expenses of $100,000 or more annually to the following vendors:

VENDOR
------
WorldCom, Inc.
AT&T
British Telecom
U.S. West
Compunetix, Inc.



Note: Customers and vendors may change over time and amounts will vary depending upon the period reviewed.

                                SCHEDULE 3.1(W)


Broker warrants John M. Tuschner (Minneapolis broker)             71,250
           Tuschner & Company
           One Financial Plaza
           120 South Sixth Street
           Suite 800
           Minneapolis, MN 55402


These carry "piggy back" registration rights


Refer to Schedules 3.1(e) and 3.1(i)(A)

SCHEDULE 3.1 (AA)

ACT OFFICES WORLDWIDE

UNITED STATES
ACT Teleconferencing, Inc., 1658 Cole Boulevard, Suite 130, Golden, Colorado 80401.

ACT Teleconferencing Services, Inc., 1526 Cole Boulevard, Suite 300, Golden, Colorado 80401

ACT Teleconferencing Services, Inc., 2139 Route 35, First Floor, Holmdel, New Jersey 07733

UNITED KINGDOM
ACT Teleconferencing, Limited, Howard House, The Runway, South Ruislip, Middlesex HA46SE United Kingdom

Multimedia and Teleconferencing Solutions (M.a.T.S.), Apex House, London Road, Bracknell, Berkshire, RG12 1HX United Kingdom

NETHERLANDS
ACT Teleconferencing, BV, Strawinskylaan, 425 Tower 4B, 1077XX Amsterdam, Netherlands

BELGIUM
ACT Teleconferencing, BV, Rue des Drapiers 40, B-1050 Brussels, Belgium

AUSTRALIA
ACT Teleconferencing, P/L, Level 4, 115 Pitt Street, Sydney, NSW, 2000

FRANCE
ACT Teleconferencing France, SA, Le Clemenceau 2, 215 Avenue Georges Clemenceau, 92000 Nanterre, France

                            STOCK PURCHASE WARRANT
                            ----------------------


     This STOCK PURCHASE WARRANT ("Warrant") is issued this 31st day of March, 1998, by ACT TELECONFERENCING, INC., a Colorado corporation (the "Company"), to SIRROM CAPITAL CORPORATION, a Tennessee corporation (SIRROM CAPITAL CORPORATION and any subsequent assignee or transferee hereof are hereinafter referred to collectively as "Holder" or "Holders").


                                 AGREEMENT:

     1.  ISSUANCE OF WARRANT; TERM.  For and in consideration of SIRROM CAPITAL
         -------------------------
CORPORATION making a loan to the Company in an amount of One Million Six Hundred Ten Thousand and no/100ths Dollars ($1,610,000.00) pursuant to the terms of a secured promissory note of even date herewith (the "Note") and related loan agreement of even date herewith (the "Loan Agreement"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase 183,853 shares (the "Base Amount") of the Company's common stock (the "Common Stock"), which the Company represents to equal 3.33% of the shares of capital stock outstanding on the date hereof, calculated on a fully diluted basis and assuming exercise of this Warrant, provided that in the event that any portion of the indebtedness evidenced by the Note is outstanding on the following dates, the Base Amount shall be increased to the corresponding number set forth below:



             DATE
                                                       BASE AMOUNT
----------------------------------------------------------------------------------
March 31, 2000                           216,802 shares, which the Company
                                       represents to equal 3.885% of the shares
                                       of the Company's capital stock outstanding
                                       on the date hereof calculated on a fully
                                       diluted basis after exercise of this
                                       Warrant
----------------------------------------------------------------------------------
March 31, 2001                           269,702 shares, which the Company
                                       represents to equal 4.94% of the shares of
                                       the Company's capital stock outstanding on
                                       the date hereof calculated on a fully
                                       diluted basis after exercise of this
                                       Warrant
----------------------------------------------------------------------------------
March 31, 2002                           360,495 shares, which the Company
                                       represents to equal 6.495% of the shares
                                       of the Company's capital stock outstanding
                                       on the date hereof calculated on a fully
                                       diluted basis after exercise of this
                                       Warrant
----------------------------------------------------------------------------------

The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time from the date hereof until April 30, 2003 (the "Expiration Date").

     2.  EXERCISE PRICE.  The exercise price (the "Exercise Price") per share
         --------------
for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be Seven Dollars & no/100ths ($7.00).

     3.  EXERCISE.  This Warrant may be exercised by the Holder hereof (but only
         --------
on the conditions hereinafter set forth) in whole or in part, upon delivery of written notice of intent to exercise to the Company in the manner at the address of the Company set forth in Section 14 hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased. The Exercise Price shall be payable, at the option of the Holder,
(i) by certified or bank check, (ii) by the surrender of the Note or portion thereof having an outstanding principal balance equal to the aggregate Exercise Price or (iii) by the surrender of a portion of this Warrant where the Shares subject to the portion of this Warrant that is surrendered have a fair market value equal to the aggregate Exercise Price. In the absence of an established public market for the Common Stock, fair market value shall be established by the Company's board of directors in a commercially reasonable manner. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

     4.   COVENANTS AND CONDITIONS.  The above provisions are subject to the
          ------------------------
following:

          (a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act"), or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be sold or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws (the Company hereby acknowledges that Caldwell & Caldwell, P.C. is acceptable counsel). Transfer of the Shares shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

          THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

     The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

          (b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

          (c) The Company covenants and agrees that it shall not sell any shares of the Company's capital stock at a price per share below the fair market value of such shares, without the prior written consent of the Holder hereof (provided that the Company may issue Stock Options and Warrants in connection with Equity Financings which shall not exceed fifteen percent (15%) of the shares of common stock outstanding on the date hereof). In the event that the Company sells shares of Common Stock at a price per share below the fair market value of such shares (a "Below Market Transaction"), without the prior written consent of the Holder hereof, the Company covenants and agrees that the number of shares issuable upon exercise of this Warrant shall be equal to the product obtained by multiplying the number of shares issuable pursuant to this Warrant prior to the Below Market Transaction by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to consummation of the Below Market Transaction plus the number of shares of Common Stock issued in the Below Market Transaction, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the Below Market Transaction plus the number of shares of Common Stock that the aggregate consideration received by the Company in the Below Market Transaction would purchase at fair market value. For purposes of this subsection, Common Stock shall be deemed to include that number of shares of Common Stock that would be obtained assuming (i) the conversion of any securities of the Company which, by their terms, are convertible into or exchangeable for Common Stock, and (ii) the exercise of all options to purchase or rights to subscribe four Common Stock or securities which, by their terms, are convertible into or exchangeable for Common Stock. In the absence of an established public market for the securities sold by the Company in a Below Market Transaction, fair market value shall be established by the Company's board of directors in a commercially reasonable manner.

     5.  TRANSFER OF WARRANT.  Subject to the provisions of Section 4 hereof,
         -------------------
this Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

     6.  WARRANT HOLDER NOT SHAREHOLDER; RIGHTS OFFERING; PREEMPTIVE RIGHTS.
         ------------------------------------------------------------------
Except as otherwise provided herein, this Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, if the Company should offer to all of the Company's shareholders the right to purchase any securities of the Company, then all shares of Common Stock that are subject to this Warrant shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in such rights offering. The Company shall not grant any preemptive rights with respect to any of its capital stock without the prior written consent of the Holder.

     7.  OBSERVATION RIGHTS.  The Holder of this Warrant shall receive notice of
         ------------------
and be entitled to attend or may send a representative to attend all meetings of the Company's Board of Directors in a non-voting observation capacity and shall receive a copy of all correspondence and information delivered to the Company's Board of Directors, from the date hereof until such time as the indebtedness evidenced by the Note has been paid in full. It is noted and agreed that the Company's Board may from time to time conduct informal Board meetings by teleconference in addition to normal quarterly meetings. Borrower will at all times keep Lenders informed of all important business decided upon at such Board meetings which in any event would be ratified in minutes of formal Board meetings.

     8.  ADJUSTMENT UPON CHANGES IN STOCK.
         --------------------------------

         (a) If all or any portion of this Warrant shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event, occurring after the date hereof, then the Holder exercising this Warrant shall receive, for the aggregate Exercise Price, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If any adjustment under this Section 8(a), would create a fractional share of Common Stock or a right to acquire a fractional share of Common

     Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 8(a), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

          (b) If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company, or other similar event, occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, or the holders of Common Stock are entitled to receive cash or other property, then the Holder exercising this Warrant shall receive, for the aggregate Exercise Price, the aggregate number and class of shares, cash or other property which such Holder would have received if this Warrant had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this Section 8(b) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 8(b), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

     9.  PUT AGREEMENT.
         -------------

          (a) Subject to the restrictions of Subparagraph (d) below, the Company hereby irrevocably grants and issues to Holder the right and option to sell to the Company (the "Put") this Warrant for a period of thirty (30) days immediately prior to the Expiration Date, at a purchase price (the "Put Price") equal to the Fair Market Value (as hereinafter defined) of the shares of Common Stock issuable to Holder upon exercise of this Warrant.

          (b) Holder may exercise the Put by delivery of written notice (the "Put Notice") of such exercise to the Company in the manner and at the address of the Company set forth in Section 14 hereof. The Company shall pay to Holder, in cash or by wire transfer of immediately available funds, the Put Price within thirty (30) days of the receipt of the Put Notice.

          (c) For purposes of this Section 9, the Fair Market Value of the shares of Common Stock of the Company issuable pursuant to this Warrant shall be determined as follows:

               (i) The Company and the Holder shall each appoint an independent, experienced appraiser who is a member of a recognized professional association of business appraisers. The two appraisers shall determine the value of the shares of Common Stock which would be issued upon the exercise of the Warrant, assuming that the sale would be between a willing buyer and a willing seller, both of whom have full knowledge of the financial and other affairs of the Company, and neither of whom is under any compulsion to sell or to buy.

               (ii) If the higher of the two appraisals is not ten percent (10%) greater than the lower of the appraisals, the Fair Market Value shall be the average of the two appraisals. If the higher of the two appraisals is equal to or greater than ten percent (10%) more than the lower of the two appraisals, then a third appraiser shall be appointed by the two appraisers, and if they cannot agree on a third appraiser, the American Arbitration Association shall appoint the third appraiser. The third appraiser, regardless of who appoints him or her, shall have the same qualifications as the first two appraisers.

               (iii) The Fair Market Value after the appointment of the third appraiser shall be the mean of the three appraisals.

               (iv) The fees and expenses of the appraisers shall be paid one-half by the Company and one-half by the Holder.

          (d) The provisions of this Section 9(a) - (c) shall not be effective as long as the Company is a reporting company under the Securities Exchange Act of 1934 and its Common Stock is traded on The Nasdaq Stock Market or a national securities exchange.

     10.  REGISTRATION.
          ------------

          (a) The Company and the holders of the Shares agree that if at any time after the date hereof the Company shall propose to file a registration statement with respect to any of its Common Stock on a form suitable for a secondary offering (including its initial public offering), it will give notice in writing to such effect to the registered holder(s) of the Shares at least thirty (30) days prior to such filing, and, at the written request of any such registered holder, made within ten (10) days after the receipt of such notice, will include therein at the Company's cost and expense (including the fees and expenses of counsel to such holder(s), but excluding underwriting discounts, commissions and filing fees attributable to the Shares included therein) such of the Shares as such holder(s) shall request; provided, however, that if the offering being registered by the Company is underwritten and if the representative of the underwriters certifies in writing that the inclusion therein of the Shares would materially and adversely affect the sale of the securities to be sold by the Company thereunder, then the Company shall be required to include in the offering only that number of securities, including the Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder, but in no event shall the total amount of Shares included in the offering be less than the number of securities included in the offering by any other single selling shareholder unless all of the Shares are included in the offering).

          (b) Whenever the Company undertakes to effect the registration of any of the Shares, the Company shall, as expeditiously as reasonably possible:

               (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement covering such Shares and use its best efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of
          (A) the date when all Shares covered by the registration statement have been sold or (B) one hundred eighty (180) days from the effective date of the registration statement; provided, that before filing a registration statement or prospectus or any amendment or supplements thereto, the Company will furnish to each Holder of Shares covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of such Holders and underwriters, and the Company will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if
          (A) the underwriters, if any, shall reasonably object to such filing or (B) if information in such registration statement or prospectus concerning a particular selling Holder has changed and such Holder or the underwriters, if any, shall reasonably object.

               (ii) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section 10(b)(i) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act.

               (iii) Furnish to the selling Holder(s) such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them.

               (iv) Use its best efforts to register and qualify under such other securities laws of such jurisdictions as shall be reasonably requested by any selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Shares owned by such Holder, in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such states or jurisdictions.

               (v) Promptly notify each selling Holder of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

               (vi) Provide a transfer agent and registrar for all such Shares not later than the effective date of such registration statement.

               (vii) Enter into such customary agreements (including underwriting agreements in customary form for a primary offering) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Shares (including, without limitation, effecting a stock split or a combination of shares).

               (viii) Make available for inspection by any selling Holder or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

               (ix) Promptly notify the selling Holder(s) and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (A) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (B) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (C) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purposes.

               (x) Make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and obtain at the earliest possible moment the withdrawal of any such order, if entered.

               (xi) Cooperate with the selling Holder(s) and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends, and enable such Shares to be in such lots and registered in such names as the underwriters may request at least two (2) business days prior to any delivery of the Shares to the underwriters.

               (xii) Provide a CUSIP number for all the Shares not later than the effective date of the registration statement.

               (xiii) Prior to the effectiveness of the registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, (A) make such representations and warranties to the selling Holder(s) and the underwriters, if any, with respect to the Shares and the registration statement as are customarily made by issuers in primary underwritten offerings; (B) use its best efforts to obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (C) deliver such documents and certificates as may be reasonably requested (1) by the holders of a majority of the Shares being sold, and (2) by the underwriters, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and (D) obtain opinions of counsel to the Company and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters, if any), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the selling Holders and underwriters or their counsel. Such counsel shall also state that no facts have come to the attention of such counsel which cause them to believe that such registration statement, the prospectus contained therein, or any amendment or supplement thereto, as of their respective effective or issue dates, contains any untrue statement of any material fact or omits to state any material fact necessary to make the statements therein not misleading (except that no statement need be made with respect to any financial statements, notes thereto or other financial data or other expertized material contained therein). If for any reason the Company's counsel is unable to give such opinion, the Company shall so notify the Holders of the Shares and shall use its best efforts to remove expeditiously all impediments to the rendering of such opinion.

               (xiv) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which the Shares are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of the Company commencing after the effective date of the registration statement, which statements shall cover such twelve-month periods.

          (c) After the date hereof, the Company shall not grant to any holder of securities of the Company any registration rights which have a priority greater than or equal to those granted to Holders pursuant to this Warrant without the prior written consent of the Holder(s).

          (d) The Company's obligations under Section 10(a) above with respect to each holder of Shares are expressly conditioned upon such holder's furnishing to the Company in writing such information concerning such holder and the terms of such holder's proposed offering as the Company shall reasonably request for inclusion in the registration statement. If any registration statement including any of the Shares is filed, then the Company shall indemnify each holder thereof (and each underwriter for such holder and each person, if any, who controls such underwriter within the meaning of the Securities Act) from any loss, claim, damage or liability arising out of, based upon or in any way relating to any untrue statement of a material fact contained in such registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such statement or omission based on information furnished in writing by such holder of the Shares expressly for use in connection with such registration statement; and such holder shall indemnify the Company (and each of its officers and directors who has signed such registration statement, each director, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter for the Company and each person, if any, who controls such underwriter within the meaning of the Securities
     Act) and each other such holder against any loss, claim, damage or liability arising from any such statement or omission which was made in reliance upon information furnished in writing to the Company by such holder of the Shares expressly for use in connection with such registration statement.

          (e) For purposes of this Section 10, all of the Shares shall be deemed to be issued and outstanding.

     11.  CERTAIN NOTICES.  In case at any time the Company shall propose to:
          ---------------

          (a) declare any cash dividend upon its Common Stock;

          (b) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

          (c) offer for subscription to the holders of any of its Common Stock any additional shares of stock in any class or other rights;

          (d) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell of all or substantially all of its assets to, another corporation;

          (e) voluntarily or involuntarily dissolve, liquidate or wind up of the affairs of the Company; or

          (f) redeem or purchase any shares of its capital stock or securities convertible into its capital stock;

     then, in any one or more of said cases, the Company shall give to the Holder of the Warrant, by certified or registered mail, (i) at least twenty
     (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

     12.  RIGHTS OF CO-SALE.  (Reserved)
          -----------------

     13.  ARTICLE AND SECTION HEADINGS.  Numbered and titled article and section
          ----------------------------
headings are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Warrant.

     14.  NOTICE.  Any and all notices, elections or demands permitted or
          ------
required to be made under this Warrant shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this
Warrant:

The Address of Holder is:  Sirrom Capital Corporation
                           Suite 200
                           500 Church Street
                           Nashville, TN 37219
                           Attention: Burton Harvey
                           Telecopy No. 615/726-1208

with a copy to:            Caldwell & Caldwell, P.C.
                           Suite 200
                           500 Church Street
                           Nashville, TN 37219
                           Attention: Philip S. Clark, Esq.
                           Telecopy No. 615/256-9958

The Address of Company is: ACT Teleconferencing, Inc.
                           1658 Cole Blvd., Suite 130
                           Golden, CO 80401
                           Attention: Gavin Thompson
                           Telecopy No.: 303/238-0096

with copy to:              Faegre & Benson, LLP
                           370 Seventeenth Street
                           2500 Republic Plaza
                           Denver, CO 80202
                           Attn: Bill Campbell
                           Telecopy No.: 303/820-0600

     15.  SEVERABILITY.  If any provisions(s) of this Warrant or the application
          ------------
thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     16.  ENTIRE AGREEMENT.  This Warrant between the Company and Holder
          ----------------
represents the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreement are merged herein.

     17.  GOVERNING LAW AND AMENDMENTS.  This Warrant shall be construed and
          ----------------------------
enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

     18.  COUNTERPARTS.  This Warrant may be executed in any number of
          ------------
counterparts and be different parties to this Warrant in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Warrant.

     19.  CONSENT TO JURISDICTION; EXCLUSIVE VENUE.  The Company hereby
          ----------------------------------------
irrevocably consents to the jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Holder may be a party and which concerns this Warrant. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless Holder agrees to the contrary in writing.

     20.  WAIVER OF TRIAL BY JURY.  HOLDER AND THE COMPANY HEREBY KNOWINGLY AND
          -----------------------
VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS WARRANT.

     21.  EQUITY PARTICIPATION.  This Warrant is issued in connection with the
          --------------------
Loan Agreement. It is intended that this Warrant constitute an equity participation under and pursuant to T.C.A. (S)47-24-101, et seq. and that equity
                                                         ------
participation be permitted under said statutes and not constitute interest on the Note. If under any circumstances whatsoever, fulfillment of any obligation of this Warrant, the Loan Agreement, or any other agreement or document executed in connection with the Loan Agreement, shall violate the lawful limit of any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled shall be reduced to such lawful limit, such that in no event shall there occur, under this Warrant, the Loan Agreement, or any other document or instrument executed in connection with the Loan Agreement, any violation of such lawful limit, but such obligation shall be fulfilled to the lawful limit. If any sum is collected in excess of the lawful limit, such excess shall be applied to reduce the principal amount of the Note.

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

                              COMPANY:
                              -------

                              ACT TELECONFERENCING, INC.,
                              a Colorado corporation

                              By:    /s/ Gavin J. Thomson
                                 ---------------------------------
                              Title: Chief Financial Officer
                                    ------------------------------



                              HOLDER:
                              ------

                              SIRROM CAPITAL CORPORATION,
                              a Tennessee corporation

                              By:    /s/ Christy S. Tedrow
                                 --------------------------------
                              Title: AVP
                                    -----------------------------

                            STOCK PURCHASE WARRANT
                            ----------------------


     This STOCK PURCHASE WARRANT ("Warrant") is issued this 31st day of March, 1998, by ACT TELECONFERENCING, INC., a Colorado corporation (the "Company"), to EQUITAS, L.P., a Tennessee limited partnership (EQUITAS, L.P. and any subsequent assignee or transferee hereof are hereinafter referred to collectively as "Holder" or "Holders").


                                 AGREEMENT:

     1.  ISSUANCE OF WARRANT; TERM.  For and in consideration of EQUITAS, L.P.
         -------------------------
making a loan to the Company in an amount of Eight Hundred Ninety Thousand and no/100ths Dollars ($890,000.00) pursuant to the terms of a secured promissory note of even date herewith (the "Note") and related loan agreement of even date herewith (the "Loan Agreement"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase 147,114 shares (the "Base Amount") of the Company's common stock (the "Common Stock"), which the Company represents to equal 2.67% of the shares of capital stock outstanding on the date hereof, calculated on a fully diluted basis and assuming exercise of this Warrant, provided that in the event that any portion of the indebtedness evidenced by the
Note is outstanding on the following dates, the Base Amount shall be increased to the corresponding number set forth below:


             DATE                                BASE AMOUNT
     ---------------------        --------------------------------------------
        March 31, 2000                173,832 shares, which the Company
                                    represents to equal 3.115% of the shares
                                    of the Company's capital stock outstanding
                                    on the date hereof calculated on a fully
                                    diluted basis after exercise of this
                                    Warrant
     ----------------------       --------------------------------------------
        March 31, 2001                200,825 shares, which the Company
                                    represents to equal 3.56% of the shares of
                                    the Company's capital stock outstanding on
                                    the date hereof calculated on a fully
                                    diluted basis after exercise of this
                                    Warrant
     ----------------------       --------------------------------------------
        March 31, 2002                228,410 shares, which the Company
                                    represents to equal 4.005% of the shares of the Company's capital stock outstanding on the date hereof calculated on a fully diluted basis after exercise of this Warrant

The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time from the date hereof until April 30, 2003 (the "Expiration Date").

     2.  EXERCISE PRICE.  The exercise price (the "Exercise Price") per share
         --------------
for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be Seven Dollars & no/100ths ($7.00).

     3.  EXERCISE.  This Warrant may be exercised by the Holder hereof (but only
         --------
on the conditions hereinafter set forth) in whole or in part, upon delivery of written notice of intent to exercise to the Company in the manner at the address of the Company set forth in Section 14 hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased. The Exercise Price shall be payable, at the option of the Holder,
(i) by certified or bank check, (ii) by the surrender of the Note or portion thereof having an outstanding principal balance equal to the aggregate Exercise Price or (iii) by the surrender of a portion of this Warrant where the Shares subject to the portion of this Warrant that is surrendered have a fair market value equal to the aggregate Exercise Price. In the absence of an established public market for the Common Stock, fair market value shall be established by the Company's board of directors in a commercially reasonable manner. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

     4.   COVENANTS AND CONDITIONS.  The above provisions are subject to the
          ------------------------
following:

          (a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act"), or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be sold or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws (the Company hereby acknowledges that Caldwell & Caldwell, P.C. is acceptable counsel). Transfer of the Shares shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

               THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I)A

          REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE
          BECOME EFFECTIVE WITH REGARD THERETO, OR (II)
          IN THE OPINION OF COUNSEL ACCEPTABLE TO THE
          COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

     The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

          (b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

          (c) The Company covenants and agrees that it shall not sell any shares of the Company's capital stock at a price per share below the fair market value of such shares, without the prior written consent of the Holder hereof (provided that the Company may issue Stock Options and Warrants in connection with Equity Financings which shall not exceed fifteen percent (15%) of the shares of common stock outstanding on the date hereof). In the event that the Company sells shares of Common Stock at a price per share below the fair market value of such shares (a "Below Market Transaction"), without the prior written consent of the Holder hereof, the Company covenants and agrees that the number of shares issuable upon exercise of this Warrant shall be equal to the product obtained by multiplying the number of shares issuable pursuant to this Warrant prior to the Below Market Transaction by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to consummation of the Below Market Transaction plus the number of shares of Common Stock issued in the Below Market Transaction, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the Below Market Transaction plus the number of shares of Common Stock that the aggregate consideration received by the Company in the Below Market Transaction would purchase at fair market value. For purposes of this subsection, Common Stock shall be deemed to include that number of shares of Common Stock that would be obtained assuming (i) the conversion of any securities of the Company which, by their terms, are convertible into or exchangeable for Common Stock, and (ii) the exercise of all options to purchase or rights to subscribe four Common Stock or securities which, by their terms, are convertible into or exchangeable for Common Stock. In the absence of an established public market for the securities sold by the Company in a Below Market Transaction, fair market value shall be established by the Company's board of directors in a commercially reasonable manner.

     5.  TRANSFER OF WARRANT.  Subject to the provisions of Section 4 hereof,
         -------------------
this Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

     6.  WARRANT HOLDER NOT SHAREHOLDER; RIGHTS OFFERING; PREEMPTIVE RIGHTS.
         ------------------------------------------------------------------
Except as otherwise provided herein, this Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, if the Company should offer to all of the Company's shareholders the right to purchase any securities of the Company, then all shares of Common Stock that are subject to this Warrant shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in such rights offering. The Company shall not grant any preemptive rights with respect to any of its capital stock without the prior written consent of the Holder.

     7.  OBSERVATION RIGHTS.  The Holder of this Warrant shall receive notice of
         ------------------
and be entitled to attend or may send a representative to attend all meetings of the Company's Board of Directors in a non-voting observation capacity and shall receive a copy of all correspondence and information delivered to the Company's Board of Directors, from the date hereof until such time as the indebtedness evidenced by the Note has been paid in full. It is noted and agreed that the Company's Board may from time to time conduct informal Board meetings by teleconference in addition to normal quarterly meetings. Borrower will at all times keep Lenders informed of all important business decided upon at such Board meetings which in any event would be ratified in minutes of formal Board meetings.

     8.  ADJUSTMENT UPON CHANGES IN STOCK.
         --------------------------------

          (a) If all or any portion of this Warrant shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event, occurring after the date hereof, then the Holder exercising this Warrant shall receive, for the aggregate Exercise Price, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If any adjustment under this Section 8(a), would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this
     Section 8(a), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

          (b) If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company, or other similar event, occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, or the holders of Common Stock are entitled to receive cash or other property, then the Holder exercising this Warrant shall receive, for the aggregate Exercise Price, the aggregate number and class of shares, cash or other property which such Holder would have received if this Warrant had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this Section 8(b) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 8(b), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

     9.  PUT AGREEMENT.
         -------------

          (a) Subject to the restrictions of Subparagraph (d) below, the Company hereby irrevocably grants and issues to Holder the right and option to sell to the Company (the "Put") this Warrant for a period of thirty (30) days immediately prior to the Expiration Date, at a purchase price (the "Put Price") equal to the Fair Market Value (as hereinafter defined) of the shares of Common Stock issuable to Holder upon exercise of this Warrant.

          (b) Holder may exercise the Put by delivery of written notice (the "Put Notice") of such exercise to the Company in the manner and at the address of the Company set forth in Section 14 hereof. The Company shall pay to Holder, in cash or by wire transfer of immediately available funds, the Put Price within thirty (30) days of the receipt of the Put Notice.

          (c) For purposes of this Section 9, the Fair Market Value of the shares of Common Stock of the Company issuable pursuant to this Warrant shall be determined as follows:

              (i) The Company and the Holder shall each appoint an independent, experienced appraiser who is a member of a recognized professional association of business appraisers. The two appraisers shall determine the value of the shares of Common Stock which would be issued upon the exercise of the Warrant, assuming that the sale would be between a willing buyer and a willing seller, both of whom have full knowledge of the financial and other affairs of the Company, and neither of whom is under any compulsion to sell or to buy.

               (ii) If the higher of the two appraisals is not ten percent (10%) greater than the lower of the appraisals, the Fair Market Value shall be the average of the two appraisals. If the higher of the two appraisals is equal to or greater than ten percent (10%) more than the lower of the two appraisals, then a third appraiser shall be appointed by the two appraisers, and if they cannot agree on a third appraiser, the American Arbitration Association shall appoint the third appraiser. The third appraiser, regardless of who appoints him or her, shall have the same qualifications as the first two appraisers.

               (iii) The Fair Market Value after the appointment of the third appraiser shall be the mean of the three appraisals.

               (iv) The fees and expenses of the appraisers shall be paid one-half by the Company and one-half by the Holder.

          (d) The provisions of this Section 9(a) - (c) shall not be effective as long as the Company is a reporting company under the Securities Exchange Act of 1934 and its Common Stock is traded on The Nasdaq Stock Market or a national securities exchange.

     10.  REGISTRATION.
          ------------

          (a) The Company and the holders of the Shares agree that if at any time after the date hereof the Company shall propose to file a registration statement with respect to any of its Common Stock on a form suitable for a secondary offering (including its initial public offering), it will give notice in writing to such effect to the registered holder(s) of the Shares at least thirty (30) days prior to such filing, and, at the written request of any such registered holder, made within ten (10) days after the receipt of such notice, will include therein at the Company's cost and expense (including the fees and expenses of counsel to such holder(s), but excluding underwriting discounts, commissions and filing fees attributable to the Shares included therein) such of the Shares as such holder(s) shall request; provided, however, that if the offering being registered by the Company is underwritten and if the representative of the underwriters certifies in writing that the inclusion therein of the Shares would materially and adversely affect the sale of the securities to be sold by the Company thereunder, then the Company shall be required to include in the offering only that number of securities, including the Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder, but in no event shall the total amount of Shares included in the offering be less than the number of securities included in the offering by any other single selling shareholder unless all of the Shares are included in the offering).

          (b) Whenever the Company undertakes to effect the registration of any of the Shares, the Company shall, as expeditiously as reasonably possible:

               (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement covering such Shares and use its best efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of
          (A) the date when all Shares covered by the registration statement have been sold or (B) one hundred eighty (180) days from the effective date of the registration statement; provided, that before filing a registration statement or prospectus or any amendment or supplements thereto, the Company will furnish to each Holder of Shares covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of such Holders and underwriters, and the Company will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if
          (A) the underwriters, if any, shall reasonably object to such filing or (B) if information in such registration statement or prospectus concerning a particular selling Holder has changed and such Holder or the underwriters, if any, shall reasonably object.

               (ii) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section 10(b)(i) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act.

               (iii) Furnish to the selling Holder(s) such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them.

               (iv) Use its best efforts to register and qualify under such other securities laws of such jurisdictions as shall be reasonably requested by any selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Shares owned by such Holder, in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such states or jurisdictions.

               (v) Promptly notify each selling Holder of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

               (vi) Provide a transfer agent and registrar for all such Shares not later than the effective date of such registration statement.

               (vii) Enter into such customary agreements (including underwriting agreements in customary form for a primary offering) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Shares (including, without limitation, effecting a stock split or a combination of shares).

               (viii) Make available for inspection by any selling Holder or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

               (ix) Promptly notify the selling Holder(s) and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (A) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (B) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (C) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purposes.

               (x) Make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and obtain at the earliest possible moment the withdrawal of any such order, if entered.

               (xi) Cooperate with the selling Holder(s) and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends, and enable such Shares to be in such lots and registered in such names as the underwriters may request at least two (2) business days prior to any delivery of the Shares to the underwriters.

               (xii) Provide a CUSIP number for all the Shares not later than the effective date of the registration statement.

               (xiii) Prior to the effectiveness of the registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, (A) make such representations and warranties to the selling Holder(s) and the underwriters, if any, with respect to the Shares and the registration statement as are customarily made by issuers in primary underwritten offerings; (B) use its best efforts to obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (C) deliver such documents and certificates as may be reasonably requested (1) by the holders of a majority of the Shares being sold, and (2) by the underwriters, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and (D) obtain opinions of counsel to the Company and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters, if any), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the selling Holders and underwriters or their counsel. Such counsel shall also state that no facts have come to the attention of such counsel which cause them to believe that such registration statement, the prospectus contained therein, or any amendment or supplement thereto, as of their respective effective or issue dates, contains any untrue statement of any material fact or omits to state any material fact necessary to make the statements therein not misleading (except that no statement need be made with respect to any financial statements, notes thereto or other financial data or other expertized material contained therein). If for any reason the Company's counsel is unable to give such opinion, the Company shall so notify the Holders of the Shares and shall use its best efforts to remove expeditiously all impediments to the rendering of such opinion.

               (xiv) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which the Shares are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of the Company commencing after the effective date of the registration statement, which statements shall cover such twelve-month periods.

          (c) After the date hereof, the Company shall not grant to any holder of securities of the Company any registration rights which have a priority greater than or equal to those granted to Holders pursuant to this Warrant without the prior written consent of the Holder(s).

          (d) The Company's obligations under Section 10(a) above with respect to each holder of Shares are expressly conditioned upon such holder's furnishing to the Company in writing such information concerning such holder and the terms of such holder's proposed offering as the Company shall reasonably request for inclusion in the registration statement. If any registration statement including any of the Shares is filed, then the Company shall indemnify each holder thereof (and each underwriter for such holder and each person, if any, who controls such underwriter within the meaning of the Securities Act) from any loss, claim, damage or liability arising out of, based upon or in any way relating to any untrue statement of a material fact contained in such registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such statement or omission based on information furnished in writing by such holder of the Shares expressly for use in connection with such registration statement; and such holder shall indemnify the Company (and each of its officers and directors who has signed such registration statement, each director, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter for the Company and each person, if any, who controls such underwriter within the meaning of the Securities
     Act) and each other such holder against any loss, claim, damage or liability arising from any such statement or omission which was made in reliance upon information furnished in writing to the Company by such holder of the Shares expressly for use in connection with such registration statement.

          (e) For purposes of this Section 10, all of the Shares shall be deemed to be issued and outstanding.

     11.  CERTAIN NOTICES.  In case at any time the Company shall propose to:
          ---------------

          (a) declare any cash dividend upon its Common Stock;

          (b) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

          (c) offer for subscription to the holders of any of its Common Stock any additional shares of stock in any class or other rights;

          (d) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell of all or substantially all of its assets to, another corporation;

          (e) voluntarily or involuntarily dissolve, liquidate or wind up of the affairs of the Company; or

          (f) redeem or purchase any shares of its capital stock or securities convertible into its capital stock;

     then, in any one or more of said cases, the Company shall give to the Holder of the Warrant, by certified or registered mail, (i) at least twenty
     (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

     12.  RIGHTS OF CO-SALE.  (Reserved)
          -----------------

     13.  ARTICLE AND SECTION HEADINGS.  Numbered and titled article and section
          ----------------------------
headings are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Warrant.

     14.  NOTICE.  Any and all notices, elections or demands permitted or
          ------
required to be made under this Warrant shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this
Warrant:

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

The Address of Holder is:    Equitas, L.P.
                             2000 Glen Echo Road
                             Nashville, TN 37219
                             Attention: William Nutter
                             Telecopy No. 615/383-8693

with a copy to:              Stokes & Bartholemew
                             424 Church Street, Suite 2800
                             Nashville, TN 37219
                             Attention: Bo Campbell, Esq.
                             Telecopy No. 615/259-1470

The Address of Company is:   ACT Teleconferencing, Inc.
                             1658 Cole Blvd., Suite 130
                             Golden, CO 80401
                             Attention: Gavin Thompson
                             Telecopy No.: 303/238-0096

with copy to:                Faegre & Benson, LLP
                             370 Seventeenth Street
                             2500 Republic Plaza
                             Denver, CO 80202
                             Attn: Bill Campbell
                             Telecopy No.: 303/820-0600

     15.  SEVERABILITY.  If any provisions(s) of this Warrant or the application
          ------------
thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     16.  ENTIRE AGREEMENT.  This Warrant between the Company and Holder
          ----------------
represents the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreement are merged herein.

     17.  GOVERNING LAW AND AMENDMENTS.  This Warrant shall be construed and
          ----------------------------
enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

     18.  COUNTERPARTS.  This Warrant may be executed in any number of
          ------------
counterparts and be different parties to this Warrant in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Warrant.

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